UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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IDACORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IDACORP, INC.
2017 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

May 18, 2017 | Boise, Idaho

April 3, 2017

Dear Fellow Shareholders:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of IDACORP, Inc. The Annual Meeting will be held on Thursday, May 18, 2017, at 10:00 a.m. (Mountain Time) at the IDACORP, Inc. corporate headquarters building located at 1221 West Idaho Street in Boise, Idaho.

The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our shareholders over the Internet, other than to those shareholders who requested a paper copy. In addition, in connection with the Annual Meeting we will discuss the company’s financial results, operational matters, and several of the company’s initiatives. During the meeting, our shareholders will have the opportunity to ask questions of management. Our directors and officers also will be available to visit with you before and after the formal meeting. For those unable to attend in person, we will also be providing a live listen-only audio (with slides) webcast of the Annual Meeting from the IDACORP Investor Relations website, www.idacorpinc.com/investor-relations.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.
We appreciate your continued interest in and support of our company.

Sincerely,

Darrel T. Anderson	Robert A. Tinstman
President and Chief Executive Officer	Chairman of the Board of Directors

IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, May 18, 2017 at 10:00 a.m. Mountain Time

Place:	IDACORP, Inc. Corporate Headquarters Building 1221 West Idaho Street, Boise, Idaho 83702-5627

Items of Business:
•  To elect 11 directors nominated by the board of directors for one-year terms;
•  To vote on an advisory resolution to approve executive compensation;
•  To vote, on an advisory basis, on the frequency of future advisory votes on executive compensation;
•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending
    December 31, 2017; and
•  To transact such other business that may properly come before the meeting and any adjournments or postponements of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those listed above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the proxy card that accompanies this proxy statement, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

Record Date:
Holders of record of IDACORP common stock at the close of business on March 28, 2017, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

Attendance:
You are invited to attend the meeting in person. Shareholders interested in attending in person must register by calling (800) 635-5406 prior to the close of business on May 17, 2017. Proof of share ownership will also be required to enter the meeting. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy before or at the meeting.

How to Vote:
Please vote your shares at your earliest convenience. Registered holders may vote (a) by Internet at www.proxypush.com/ida; (b) by toll-free telephone by calling (866) 702-2221; or (c) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Shareholders: Our 2017 proxy statement and our annual report for the year ended December 31, 2016, are available free of charge on our website at www.idacorpinc.com.

By Order of the Board of Directors

Patrick A. Harrington
Corporate Secretary
April 3, 2017

PROXY STATEMENT HIGHLIGHTS

2017 Annual Meeting Information:

➢	Date and Time: May 18, 2017 at 10:00 a.m. Mountain Time

➢	Meeting Place: IDACORP, Inc. Corporate Headquarters Building
 1221 West Idaho Street, Boise, Idaho 83702-5627

➢	Live Webcast: www.idacorpinc.com/investor-relations
(Archived for one year after the meeting)

➢	Eligibility: You are eligible to vote if you were a shareholder of record at the close of business on March 28, 2017.

➢	Your Vote: You may cast your vote in any of the following ways:

In the Proxy Statement Highlights, we have included highlights of some of the matters discussed in more detail later in the proxy statement. As it is only a summary, please refer to the complete proxy statement and the 2016 Annual Report on Form 10-K for more information before you vote.

Internet	Telephone	Mail	In-Person
For registered holders, visit www.proxypush.com/ida. If your shares are held in street name, follow the instructions delivered to you by your bank or broker. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.

For registered holders, call 1-866-702-2221. If your shares are held in street name, call the number on your voter instruction form. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.
		Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	If you are a shareholder of record or have a proxy executed in your favor, you can attend the meeting and cast your vote in-person.

Agenda and Voting Matters:

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of eleven director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Advisory vote on the frequency of future advisory votes on executive compensation	✓ FOR one year
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017	✓FOR

Information on Our Director Nominees:

Our board of directors has nominated 11 directors for election at the 2017 Annual Meeting. You are being asked to vote on the election of each of the 11 nominees. Please see Part 3 – “Board of Directors” in this proxy statement for more information about each nominee.

				Committee Memberships
Director Nominee	Director Since	Age	Independent	Audit	Compensation	Corp. Gov. and Nomin.	Executive
Darrel T. Anderson	2013	59					©
Thomas E. Carlile	2014	65	✓	✓
Richard J. Dahl	2008	65	✓	©			✓
Annette G. Elg	2017	60	✓
Ronald W. Jibson	2013	64	✓		✓
Judith A. Johansen	2007	58	✓		✓	✓
Dennis Johnson	2013	62	✓			✓
J. LaMont Keen	2004	64
Christine King	2006	67	✓		©		✓
Richard J. Navarro	2015	64	✓	✓
Robert A. Tinstman (BC)	1999	70	✓			©	✓
(BC) -- Board Chairperson
© -- Committee Chairperson

Average Director Tenure: 6 years
Average Age: 63

i IDACORP, Inc. 2017 PROXY STATEMENT

Governance Highlights and Investor Engagement:

We seek to adopt and implement corporate governance practices that we believe are in the interests of our shareholders and that reflect best practices. Some of our governance practices include the following:

✓ Annual election of all directors	✓ Majority vote resignation policy for directors in uncontested elections
✓ 9 of 11 directors are independent	✓ Compensation clawback policy
✓ Independent chairperson	✓ Stock retention requirement for officers
✓ Regular board and committee executive sessions by non-management and independent directors	✓ Mandatory continuing education requirements for our directors
✓ Mandatory director retirement age of 72	✓ No shareholder rights plan
✓ Stock ownership requirement for directors and officers	✓ Independent audit, compensation, and corporate governance and nominating committees
✓ Prohibition on hedging and pledging of securities for directors and officers	✓ Robust codes of conduct and ethics, reviewed by our directors
✓ Annual self-evaluations of the board and committees	✓ Significant participation by the board in succession planning

Our relationship with our shareholders and the investment community is of great importance to our company. To that end, shareholder engagement is a consideration in the performance evaluation of members of our executive team. Aside from our normal corporate communications, we engage with shareholders, the investment community, and interest groups through our participation in various utility and investment conferences, mini road shows, and one-on-one meetings and telephone discussions with investors. During those meetings we solicit input on topics such as corporate governance, executive leadership, dividends, disclosure and corporate communications, transparency, and sustainability.

Our 2016 Performance: We had a successful year during 2016 in a number of respects. We:	The year 2016 marked our ninth consecutive year of earnings growth.

➢	achieved our ninth consecutive year of earnings growth;
➢	provided a 19 percent cumulative shareholder return over the past three years, including share price appreciation and dividends paid, ranking in the 88th percentile among our peers;
➢
increased our quarterly common stock dividend from $0.51 per share to $0.55 per share (from 2012 through 2016, our board of directors has approved a collective 83 percent increase in the quarterly dividend, from $0.30 to $0.55 per share);

➢	achieved our best year of performance for Idaho Power’s electric system reliability since formal measurement began in 2006;
➢
exceeded our CO2 emissions intensity reduction goals, with preliminary analysis of the CO2 emissions intensity for 2016 indicating that our average CO2 emissions intensity over the seven-year period from 2010 through 2016 is more than 20 percent below our 2005 emissions intensity level;

➢	achieved the highest rolling 12-month customer relationship index score (Idaho Power's internal measure of customer satisfaction) ever recorded by the company;
➢	tied for 5th place in the annual "Best Energy Companies" rankings published by Public Utilities Fortnightly.

Executive Compensation Program Design Highlights:

We believe strong performance by our executive officers is essential to achieving long-term growth in shareholder value and to delivering superior service to our utility customers. We seek to accomplish this by making the majority of our executive officers’ pay “at risk,” meaning we tie much of our executive officers’ target compensation to our financial and operational performance. In order to be earned, a substantial portion of our executives’ compensation requires that we achieve successful results over one- and three-year performance periods. As an executive’s level of responsibility increases, so does the percentage of total compensation at risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders.

ii IDACORP, Inc. 2017 PROXY STATEMENT

Our executive compensation policy provides that various elements of our compensation for executive officers should target combined short- and long-term incentive compensation comprising 35 percent to 75 percent of total target compensation.
For 2016, 75 percent of our President and CEO’s target compensation was “at risk.”

We seek to establish performance metrics for incentive compensation that reward our executive officers for achieving objectives that align with our shareholders’ interests, and we use both operational and financial metrics for our incentive compensation. Our long-term incentive metrics are measures of the creation of shareholder value, rewarding appreciation in stock price and total shareholder return. Because of the diversity of our performance metrics, our executive officers’ annual compensation can vary considerably depending on our actual performance in any period. For 2016, we used the following metrics:

Short-term Incentive (One-Year)	Long-term Incentive (Three-Year)

We have a number of compensation policies and practices that we use to help align the interests of management with our shareholders, including the following:

✓ We use a number of financial and operational performance metrics for executive compensation and have a policy that a significant percentage of our executives’ target compensation be “at-risk”
✓ We have solely independent directors on our compensation committee
✓ Our compensation committee retains an independent consultant
✓ We impose minimum stock ownership and retention obligations

✓ We have adopted a clawback policy
✓ We impose a maximum cap on incentive compensation
✓ We do not provide employment agreements
✓ We do not permit hedging or pledging of our stock by executive officers
✓ We provide only limited perquisites
✓ We do not provide stock options
✓ Low burn rate on equity for incentive awards

Since our first advisory vote on executive compensation in 2011, IDACORP has received strong support for its executive compensation programs, with over 90 percent of votes cast each year in favor of the programs.

Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs.
iii IDACORP, Inc. 2017 PROXY STATEMENT

PROXY STATEMENT IDACORP, Inc. – 1221 W. Idaho Street – Boise, Idaho 83702-5627 PART 1 – INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2017 Annual Meeting of Shareholders (“Annual Meeting”) of IDACORP, Inc. (“IDACORP”). The Annual Meeting will be held on Thursday, May 18, 2017, at 10:00 a.m. local time at the IDACORP corporate headquarters building, located at 1221 West Idaho Street in Boise, Idaho 83702-5627.

References in this proxy statement to the “company,” “we,” “us,” or “our” refer to IDACORP. We also refer to Idaho Power Company (“Idaho Power”) in this proxy statement. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and is our principal operating subsidiary.

This proxy statement is being furnished to you by our board of directors to solicit your proxy to vote your shares at the Annual Meeting and any adjournment of the Annual Meeting. All returned proxies that are not revoked will be voted in accordance with your instructions.

You are entitled to attend the Annual Meeting only if you are an IDACORP shareholder as of the close of business on March 28, 2017, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of IDACORP common stock on the record date. This can be (a) a brokerage statement or letter from a bank or broker indicating ownership on the record date; (b) the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”); (c) a printout of the proxy distribution email (if you received your materials electronically); (d) a proxy card; (e) a voting instruction form; or (f) a legal proxy provided by your broker, bank, or nominee. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. Finally, shareholders interested in attending in person must register by calling (800) 635-5406 prior to the close of business on May 17, 2017. We may not admit anyone who does not satisfy these requirements or who refuses to comply with our security procedures.

We make our proxy materials and our annual report to shareholders available on the Internet as our primary distribution method. Most shareholders will only be mailed a Notice of Internet Availability. The scheduled mailing date of the Notice of Internet Availability is on or about April 3, 2017. The Notice of Internet Availability specifies how to access proxy materials on the Internet, how to submit your proxy vote, and how to request a hard copy of the proxy materials. On or about April 3, 2017, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

Note About Forward-Looking Statements: Statements in this proxy statement that relate to future plans, objectives, expectations, performance, events, and the like, including statements regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “expects,” “targets” “should,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We assume no obligation to update any such forward-looking statement, except as required by applicable law. Shareholders should review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission (“SEC”), including the risks described therein, which contain factors that may cause results to differ materially from those contained in any forward-looking statement.

1 IDACORP, Inc. 2017 PROXY STATEMENT

Questions and Answers About the Annual Meeting, this Proxy Statement, and Voting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability to most of our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or may request a printed set of the proxy materials at no charge. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions provided in the Notice of Internet Availability.

Who is entitled to vote at the Annual Meeting?

You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on March 28, 2017. This is referred to as the “record date.” As of the record date, we had 50,420,017 outstanding shares of common stock entitled to one vote per share on all matters.

What matters are before the Annual Meeting, and how does the IDACORP Board of Directors recommend I vote?

At the Annual Meeting, our shareholders will consider and vote on the matters listed below. In determining how to vote, please consider the detailed information regarding each proposal as discussed in this proxy statement.

Proposal Number	Description of Proposal	Board Recommendation	Page Reference
1	Elect to the board of directors the eleven nominees who are named in this proxy statement to serve until the 2018 annual meeting of shareholders, and until their successors are elected and qualified	FOR each director nominee	15
2	Advisory resolution to approve our executive compensation	FOR	63
3	Advisory vote on the frequency of future advisory votes on executive compensation	FOR one year	64
4	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017	FOR	65

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matters, other than those listed in the Notice of 2017 Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank Shareowner Services, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares. You also are invited to attend the Annual Meeting in person. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

2 IDACORP, Inc. 2017 PROXY STATEMENT

How can I vote my shares before the Annual Meeting?

If you hold shares in your own name as a shareholder of record, you may vote by internet or telephone before the Annual Meeting by following the instructions contained in the Notice of Internet Availability. Under Idaho law, proxies granted according to those instructions will be valid. If you request printed copies of the proxy materials by mail, you may also cast your vote by completing, signing, and dating the proxy card provided to you and returning it in the postage-paid envelope provided to you. Your vote by Internet or telephone or through your mailed proxy card will authorize the individuals named on the proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate.

If you are a beneficial owner of shares held in street name, your broker, bank, or other nominee should provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Submitting a proxy or voting through the telephone or the Internet will not affect your right to attend the Annual Meeting.

If I am the beneficial owner of shares held in street name by my bank or broker, how will my shares be voted?

If you complete and return the voting instruction form provided to you by your bank or broker, we expect that your shares will be voted in accordance with your instructions. If you do not provide voting instructions, brokerage firms only have authority under applicable New York Stock Exchange rules to vote shares on discretionary matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 is the only matter included in the proxy statement that is considered a discretionary matter. When a proposal is not discretionary and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please promptly follow the instructions you receive from your bank or broker so your vote can be counted.

If I am a shareholder of record, how will my shares be voted?

All proxies will be voted in accordance with the instructions you submitted via the Internet, by toll-free telephone, or, if you requested printed proxy materials, by completing, signing, and returning the proxy card provided to you. If you completed and submitted your proxy (and do not revoke it) prior to the Annual Meeting, but do not specify how your shares should be voted for one or more of the voting proposals, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of our board of directors, for those proposals for which you did not vote.

Can I vote in person at the Annual Meeting?

Yes. If you hold shares in your own name as a shareholder of record, you may attend the Annual Meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in street name, you must first obtain a legal proxy from your broker, bank, or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting. Shareholders interested in attending in person must register by calling (800) 635-5406 prior to the close of business on May 17, 2017.

What do I need to bring to be admitted to the Annual Meeting?

In order to be admitted to the Annual Meeting, you must present proof of ownership of IDACORP common stock on March 28, 2017, the record date. This can be (a) a brokerage statement or letter from a bank or broker indicating ownership on the record date; (b) your Notice of Internet Availability; (c) a printout of your proxy distribution email (if you received your materials electronically); (d) your proxy card; (e) a voting instruction form; or (f) a legal proxy provided by your broker, bank, or nominee. If a shareholder desires to vote shares held in street name in person at the meeting, the shareholder must obtain a legal proxy in the shareholder’s name from the broker, bank, or other nominee who holds those shares in street name. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. Shareholders interested in attending in person must register by calling (800) 635-5406 prior to the close of business on May 17, 2017. We may not admit anyone who does not present the foregoing, fails to register, or refuses to comply with our security procedures.

3 IDACORP, Inc. 2017 PROXY STATEMENT

Are shareholders who listen to the Annual Meeting through the live audio webcast deemed present at the Annual Meeting?

Shareholders accessing the Annual Meeting through the live audio webcast will not be considered present at the Annual Meeting and will not be able to vote through the webcast or ask questions.

May I change or revoke my proxy?

You may change or revoke your proxy before it is voted at the Annual Meeting by (1) granting a subsequent proxy through the Internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you attend the meeting and wish to vote in person, you may revoke your proxy by oral notice at that time. You may also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702-5627. We must receive your written revocation before the Annual Meeting for it to be effective.

What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?

The presence at the Annual Meeting, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 28, 2017, is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chairman of the meeting or the shareholders may, by a vote of the holders of a majority of votes present in person or represented by proxy, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention”?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to a matter submitted to a vote will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the Annual Meeting will not affect the outcome of the vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. If no voting instructions have been provided by the beneficial owner, brokers will have discretionary voting power to vote shares with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to any of the other proposals. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

4 IDACORP, Inc. 2017 PROXY STATEMENT

What vote is required to approve each proposal?

The following votes are required for approval of each proposal at the Annual Meeting:

Proposal Number	Vote Requirement	Effect of Withholding, Abstentions and Broker Non-Votes
1	Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.	No effect, though a “withhold” vote is relevant under our director resignation policy
2	The advisory resolution on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution.	No effect
3	The option of one year, two years, or three years that receives the affirmative vote of the greatest number of the votes cast will be the frequency for the advisory vote on executive compensation	No effect
4
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 is approved if the votes cast in favor exceed the votes cast against ratification.
Abstentions will have no effect; uninstructed shares are subject to a discretionary vote by a broker or other nominee

What happens if, under Proposal No. 1, a director receives a greater number of votes “withheld” than votes “for” such director?

As noted above, a plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of our directors. “Plurality” means that the nominees receiving the largest number of votes cast for his or her election are elected for the number of director positions that are to be filled at the meeting. However, under our director resignation policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender a resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

Who will count the votes?

An independent tabulator will tabulate the votes cast by mail, Internet, or telephone. Our corporate secretary will tabulate any votes cast at the Annual Meeting and will act as inspector of election to certify the results.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are the votes of specific shareholders confidential?

It is our policy that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept confidential from the public. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. We do not intend to disclose the voting decisions of any shareholder to any third party except (a) as required by law or order or directive of a court or governmental agency, (b) to allow the inspector of election inspectors to review and certify the results of the shareholder vote, (c) in the event of a dispute as to the vote or voting results, or (d) in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the SEC.

Who will pay the cost of this solicitation and how will these proxies be solicited?

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, D.F. King & Co., Inc. will solicit proxies from brokers, banks, nominees, and institutional investors or other shareholders at a cost of approximately $6,500, plus out-of-pocket expenses. We will
5 IDACORP, Inc. 2017 PROXY STATEMENT

reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

What if I have further questions not addressed in this proxy statement?

If you have any questions about voting your shares or attending the Annual Meeting, please call our Shareowner Services Department at (800) 635-5406.
6 IDACORP, Inc. 2017 PROXY STATEMENT

PART 2 – CORPORATE GOVERNANCE AT IDACORP

Overview of Our Corporate Governance Practices

The goals of our corporate governance principles and practices are to promote the long-term interests of our shareholders, as well as to maintain appropriate checks and balances and compliance systems, to strengthen management accountability, engender public trust, and facilitate prudent decision making.  We evaluate our corporate governance principles and practices and modify existing, or develop new, policies and standards when appropriate.  Some of our notable corporate governance practices include the following:

✓ Annual election of all directors	✓ Majority vote resignation policy for directors in uncontested elections
✓ 9 of 11 directors are independent	✓ Compensation clawback policy
✓ Independent chairperson	✓ Stock retention requirement for officers
✓ Regular board and committee executive sessions by non- management and independent directors	✓ Mandatory continuing education requirements for our directors ✓ No shareholder rights plan
✓ Mandatory director retirement age of 72	✓ Independent audit, compensation, and corporate governance and
✓ Stock ownership requirement for directors and officers	nominating committees
✓ Prohibition on hedging and pledging of securities for directors and officers	✓ Robust codes of conduct and ethics, reviewed by our directors ✓ Significant participation by the board in succession planning
✓ Annual self-evaluations of the board and committees

Director Independence and Executive Sessions

Our board of directors has adopted a policy, contained in our Corporate Governance Guidelines (available at www.idacorpinc.com/governance/governance-documents), that the board of directors will be composed of a majority of independent directors. The board of directors reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board of directors affirmatively determines have no material relationship with the company and can exercise independent judgment will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange and under applicable laws.

All members of our board of directors are non-employees, except Darrel T. Anderson, who is our president and chief executive officer (“CEO”). The board of directors has determined that all members of our board of directors, other than J. LaMont Keen, who retired as our president and CEO in April 2014, and Mr. Anderson, are independent based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our Corporate Governance Guidelines.

Our non-employee directors meet in executive session at each regular meeting of the board of directors. Additionally, our independent directors meet separately in executive session periodically, and not less frequently than annually. The independent chairman of the board of directors presides at board meetings and at regularly scheduled executive sessions of independent and non-management directors.

Codes of Business Conduct

We have a Code of Business Conduct that applies to all of our officers and employees. We also have a separate Code of Business Conduct and Ethics for directors. These are posted on our website at www.idacorpinc.com/governance/governance-documents. We will also post on that website any amendments to, or waivers of, our Codes of Business Conduct, as required by SEC rules or New York Stock Exchange listing standards.

7 IDACORP, Inc. 2017 PROXY STATEMENT

Board Leadership Structure

The board of directors separated the positions of chairman of the board of directors and CEO in 1999. Our CEO is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chairman presides over meetings of our board of directors and provides guidance to our CEO regarding policies and procedures approved by our board of directors. Separating these two positions allows our CEO to focus on our day-to-day business and operations, while allowing the chairman of the board of directors to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the CEO is required to devote to his position, as well as the increasing commitment required of the chairman position, particularly as the board of directors’ oversight responsibilities continue to grow.

While our bylaws and Corporate Governance Guidelines do not mandate that our chairman and CEO positions be separate, the board of directors believes for the reasons outlined above that having separate positions and having an independent director serve as chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. The board of directors believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board of directors to make a determination as to the advisability of continuing to have separate positions when it appoints a new CEO.

The Board of Directors’ Role in Risk Oversight and Succession Planning

Our management team is responsible for the day-to-day management of risks the company faces. Our senior vice president and general counsel and our general manager of compliance, risk, and security, together with our director of audit services, are responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise wide basis. These leaders administer processes intended to identify key business risks, assist in appropriately assessing and managing these risks within stated limits, enforce policies and procedures designed to mitigate risk, and report on these items to other members of senior management and the board of directors. These leaders report regularly to the board of directors and appropriate board committees regarding risks the company faces and how the company is managing those risks.

While our senior vice president and general counsel, our general manager of compliance, risk and security, and our director of audit services, together with other members of our senior leadership team, are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within our company, for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board of directors has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, the compensation committee, and the corporate governance and nominating committee in fulfilling its oversight responsibilities in certain areas of risk. The executive committee assists the board of directors in fulfilling its oversight responsibilities with respect to the company’s risk management processes generally. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to major financial risk exposures and our energy risk management practices (including hedging transactions and collateral requirements) and, in accordance with the listing standards of the New York Stock Exchange, discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The audit committee also assists the board of directors in monitoring management’s risk management framework for cyber security and physical security. The compensation committee assists the board of directors in fulfilling its oversight responsibilities with respect to risks arising from our compensation policies and practices. The corporate governance and nominating committee undertakes periodic reviews of processes for management of risks associated with our company’s organizational structure, governing instruments, and policies. In fulfilling their respective responsibilities, the committees meet regularly with our officers and members of senior management, as well as our internal and external auditors. Each committee has full access to management, as well as the ability to engage and compensate its own independent advisors.

The board of directors receives regular reports from the executive committee, audit committee, compensation committee, and corporate governance and nominating committee relating to the oversight of risks in their areas of responsibility. Based on this and
8 IDACORP, Inc. 2017 PROXY STATEMENT

information provided by management, the board of directors evaluates our risk management processes and considers whether any changes should be made to those processes or the board of directors’ risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most timely or important risk-related issues for the full board of directors to consider.

We believe that one of the risks our company faces is related to our expectation that a significant number of long-term employees will be retiring from our company in the coming years. As a result, our board of directors is actively involved in monitoring our succession planning. The board of directors reviews the succession plans developed by members of senior management at least annually, with a focus on ensuring a talent pipeline at the officer level and for specific critical roles. We seek to ensure that our directors are exposed to a variety of members of our leadership team, and not just the senior-most officers, on a regular basis, through formal presentations and informal events. Our board of directors is also informed of general workforce trends, expected retirement levels or turnover, and recruiting and development programs, of particular importance given Idaho Power’s specialized workforce and recent high rate of employee retirements.

Board Meetings and Director Attendance

The members of our board of directors are expected to attend board meetings and meetings of board committees on which they serve, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board of directors held five meetings in 2016, with all of our directors attending 100 percent of those meetings. Each director also attended 100 percent of the meetings of the committees in 2016 on which he or she was a member in 2016, with the exception of one director who attended seven of the eight (88 percent) meetings of the audit committee on which he is a member. Our Corporate Governance Guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chairman of the board of directors, to answer any questions shareholders may have. All then serving members of the board of directors attended our 2016 annual meeting of shareholders.

Board Committee Charters

Our standing committees of the board of directors are the executive committee, the audit committee, the compensation committee, and the corporate governance and nominating committee. We have:

•  charters for the audit committee, compensation committee, and corporate governance and nominating committee; and
•  Corporate Governance Guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, director resignation, and self-evaluation.

Our committee charters and our Corporate Governance Guidelines may be accessed on our website at http://www.idacorpinc.com/governance/governance-documents. Information on our committees of the board of directors is included in Part 3 – “Board of Directors – Committees of the Board of Directors.”

Board Membership Criteria and Consideration of Diversity

We believe that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We also consider a nexus to Idaho Power’s service area a desirable trait. Although the corporate governance and nominating committee and the board of directors do not have a formal policy for considering diversity in identifying director nominees, we endeavor to have a board representing diverse experience at policy-making levels in business, finance, and accounting and in areas that are relevant to our business activities. We believe our current directors bring a strong diversity of experiences to the board of directors as leaders in business, finance, accounting, regulation, and the utility industry.

Under the oversight of the corporate governance and nominating committee, the board of directors conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. Each of our audit, compensation, and corporate governance and nominating committees also performs an annual self-assessment. In addition, our Corporate Governance Guidelines and the corporate governance and nominating committee charter provide that the corporate governance and nominating committee will annually review board committee assignments and consider the rotation of the chairman and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

9 IDACORP, Inc. 2017 PROXY STATEMENT

In addition, we require that:

•	at least one member of our audit committee be an “audit committee financial expert”;
•	our directors automatically retire immediately prior to the first annual meeting of shareholders after they reach age 72; and
•	a majority of board members be independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards.

Director Resignation Policy

We have a policy that provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director nominee must tender his or her resignation to the board of directors promptly after the voting results are certified. The corporate governance and nominating committee, comprised entirely of independent directors and which will specifically exclude any director who is required to tender his or her own resignation, will consider the tendered resignation and make a recommendation to the board of directors, taking into account all factors deemed relevant. These factors include, without limitation, the underlying reasons why shareholders withheld votes from the director (if ascertainable) and whether the underlying reasons are curable, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to our company, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of our company and our shareholders. Our board of directors will act upon the corporate governance and nominating committee’s recommendation within 90 days following certification of the shareholder vote and will consider the factors considered by the corporate governance and nominating committee and any additional information and factors as the board of directors believes to be relevant. We will publicly disclose the board of directors’ decision and rationale with regard to any resignation offered under the director resignation policy.

Process for Determining Director Nominees

In determining the composition of our board of directors, we seek a balanced mix of local experience, which we believe is specifically relevant for a utility, and national or public company experience, among other factors of experience. As a utility company with operations predominantly in Idaho and Oregon, we believe it is important for our company and our local directors to be involved in and otherwise support local community and charitable organizations.

Our corporate governance and nominating committee is responsible for selecting and recommending to the board of directors candidates for election as directors. Our Corporate Governance Guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our Corporate Governance Guidelines. The corporate governance and nominating committee begins the process of identifying and evaluating potential nominees for director positions and keeps the full board of directors informed of the nominating process. The corporate governance and nominating committee reviews candidates recommended by shareholders and may hire a search firm to identify other candidates.

The corporate governance and nominating committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance and nominating committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our Corporate Governance Guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance and nominating committee also considers whether the nominees will have potential conflicts of interest, and whether they will represent a single or special interest, before finalizing a list of candidates for the full board of directors to consider for nomination.

Process for Shareholders to Recommend Candidates for Director

Our Corporate Governance Guidelines set forth the requirements that you must follow if you wish to recommend director candidates to our corporate governance and nominating committee. If you recommend a candidate for director, you must provide the following information:

•  the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and
10 IDACORP, Inc. 2017 PROXY STATEMENT

•  your name and address as they appear on our stock records, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.

Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to the requirements described above to the corporate governance and nominating committee for review and consideration. The corporate governance and nominating committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors.

Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration, must follow the procedures set forth in our bylaws. Copies of our bylaws may be obtained by writing to our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, or by calling our corporate secretary at (208) 388-2200. See also the section entitled 2018 Annual Meeting of Shareholders in Part 6 - “Other Matters” in this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by:

•	calling (866) 384-4277 if they have a concern to bring to the attention of the board of directors, our chairman of the board of directors, or our non-employee directors as a group; or
•  logging on to www.idacorp.ethicspoint.com and following the instructions to file a report if the concern is of an ethical nature.

Our general counsel receives all such communications. These communications are distributed to the board of directors, or to the chairperson or specific directors as appropriate, depending on the facts and circumstances of the communication. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues, and accounting or audit matters. If a report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chairman of the audit committee. The acceptance and forwarding of communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Environmental and Sustainability Initiatives

Our board of directors is responsible for the oversight of our sustainability initiatives and is regularly informed of the goals, measures, and results of our sustainability programs. We publicly released our inaugural sustainability report in May 2012 and have issued sustainability reports annually thereafter. In connection with our sustainability initiatives, we have implemented steps that recognize the importance of environmental, social, and governance issues and policies, as discussed in those reports. We generally publish our most current sustainability report on Idaho Power’s website, www.idahopower.com, together with other information on environmental, social, and governance issues that we believe may be of interest. The sustainability reports and related website content are not incorporated by reference into this proxy statement.

Certain Relationships and Related Transactions

Our related person transactions policy defines a related person transaction as a transaction between a related person and our company in which the amount exceeds $120,000.

The related person transactions policy defines a “related person” as any:

•	officer, director, or director nominee of IDACORP or any subsidiary;
•	person known to be a greater than 5% beneficial owner of IDACORP voting securities;
•	immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or
•
firm, corporation, or other entity in which any person named above is a partner, principal, executive officer, or greater than 5% beneficial owner, or where such person otherwise has a direct or indirect material interest.

The following types of transactions are excluded from the related person transactions policy:

11 IDACORP, Inc. 2017 PROXY STATEMENT

•	transactions available to all employees generally;
•	the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;
•	transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation committee; and
•	transactions between or among companies within the IDACORP family.

The corporate governance and nominating committee administers the policy, which includes procedures to review related person transactions, approve or disapprove related person transactions, and ratify unapproved transactions. The policy, which is in writing, also specifically requires prior corporate governance and nominating committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $120,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance and nominating committee and any additional information it deems necessary or desirable:

•  if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and
•  if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Steven R. Keen, our and Idaho Power’s senior vice president, chief financial officer (“CFO”), and treasurer, is the brother of J. LaMont Keen, a member of our board of directors. Mr. Steven Keen is one of our “named executive officers” for 2016, and thus his compensation for 2016 is described in Part 4 – “Executive Compensation” in this proxy statement. The corporate governance and nominating committee and board of directors reviewed and approved the related person transaction, and the compensation committee and board of directors reviewed and approved all elements of Mr. Steven Keen’s 2016 compensation.

Annette G. Elg, a member of our board of directions, was formerly an executive officer of J.R. Simplot Company (“Simplot”) during 2016, a significant customer of Idaho Power. During 2016, Simplot paid to Idaho Power approximately $17 million for electric utility-related services, and Idaho Power paid to Simplot approximately $3 million pursuant to power purchase arrangements.

Jeffrey L. Malmen, our and Idaho Power’s senior vice president of public affairs, is married to Erika Eaton Malmen, a partner at Perkins Coie LLP, a law firm that Idaho Power has engaged for over 40 years. Idaho Power’s relationship with Perkins Coie, LLP began prior to Mr. Malmen’s employment with the companies and Ms. Malmen’s partnership at the law firm. In 2016, Perkins Coie LLP was paid approximately $270,000 for legal services provided to IDACORP and Idaho Power. Ms. Malmen is among the lawyers at Perkins Coie LLP who provided such legal services. This work was performed under the supervision of Idaho Power’s general counsel and the compensation arrangements were comparable to other regional law firms providing legal services to Idaho Power. Mr. Malmen does not participate in decisions with respect to whether we hire Perkins Coie, LLP as outside counsel. In February 2017, the corporate governance committee and the board of directors reviewed, ratified and approved the potential related party transaction involving Perkins Coie LLP.

Gary Betts, the brother-in-law of Rex Blackburn, our former senior vice president and general counsel, was an employee of our company during 2016. Mr. Betts received combined base salary and incentive compensation (inclusive of incentive compensation) from Idaho Power in excess of $120,000 during 2016, but not in excess of $200,000. Mr. Betts is not an officer of the company, and his base salary and incentive compensation were consistent with amounts paid to Idaho Power employees in similar roles. In February 2016, the corporate governance committee and the board of directors reviewed and approved the potential related party transaction involving Mr. Betts, and the compensation committee and full board of directors approved the design and metrics of the incentive programs in which he participated for 2016.

Security Ownership of Directors, Executive Officers, and Five-Percent Shareholders

The table that follows sets forth the number of shares of our common stock beneficially owned on March 18, 2017, by our directors and nominees, by our named executive officers listed in the 2016 Summary Compensation Table included in Part 4 – “Executive Compensation” of this proxy statement, and by our directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan, except as to the interests of spouses or as otherwise indicated.

12 IDACORP, Inc. 2017 PROXY STATEMENT

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Non-Employee Directors
Thomas Carlile[2]	Common Stock	6,736	*
Richard J. Dahl	Common Stock	12,692	*
Annette G. Elg	Common Stock	1,205	*
Ronald W. Jibson	Common Stock	5,638	*
Judith A. Johansen[3]	Common Stock	14,167	*
Dennis L. Johnson[4]	Common Stock	6,299	*
J. LaMont Keen[5]	Common Stock	51,741	*
Christine King	Common Stock	14,986	*
Richard J. Navarro	Common Stock	4,106	*
Robert A. Tinstman[6]	Common Stock	21,691	*
Named Executive Officers
Darrel T. Anderson[7]	Common Stock	106,128	*
Steven R. Keen[8]	Common Stock	32,071	*
Lisa A. Grow[9]	Common Stock	18,488	*
Rex Blackburn	Common Stock	14,340	*
Lonnie G. Krawl[10]	Common Stock	11,610	*
Daniel B. Minor	Common Stock	43,884	*
All directors and executive officers as a group (20 persons)[11]	Common Stock	359,167	0.71%

*	Less than 1%.
[1]
Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan. Share numbers are rounded to the nearest whole share. There were no stock options for IDACORP common stock outstanding as of March 18, 2017.

[2]	Includes 4,031 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
[3]	Includes 14,167 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
[4]	Includes 2,653 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
[5]
Mr. Keen maintains a brokerage account with a margin feature. At March 18, 2017, 40,206 shares of IDACORP common stock were included in the account. Pursuant to our Corporate Governance Guidelines and our company policy, Mr. Keen will be required to exclude IDACORP shares from the margin feature if and when the margin feature is used and there is a material risk that IDACORP shares could be sold due to a margin call or foreclosure.

[6]	Includes 11,484 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
[7]
Excludes 21,264 time-vesting restricted stock units and performance-based restricted stock units (at target) granted pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan that do not vest within 60 days of March 18, 2017.

[8]
Excludes 5,582 time-vesting restricted stock units and performance-based restricted stock units (at target) granted pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan that do not vest within 60 days of March 18, 2017.

[9]
Excludes 5,316 time-vesting restricted stock units and performance-based restricted stock units (at target) granted pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan that do not vest within 60 days of March 18, 2017.

[10]
Excludes 3,263 time-vesting restricted stock units and performance-based restricted stock units (at target) granted pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan that do not vest within 60 days of March 18, 2017.

[11]
Includes 51,710 shares owned by five persons who are executive officers of Idaho Power but not of IDACORP. Excludes in the aggregate 48,846 time-vesting restricted stock units and performance-based restricted stock units (at target) granted to all executive officers as a group pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan that do not vest within 60 days of March 18, 2017.

13 IDACORP, Inc. 2017 PROXY STATEMENT

The table below sets forth information with respect to each person known to us to be the beneficial owner of more than five percent of our outstanding common stock as of March 18, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	7,674,493[1]	15.2%
55 East 52nd Street
New York, NY 10055
FMR LLC	4,531,113[2]	9.0%
245 Summer Street
Boston, MA 02210
The Vanguard Group, Inc.	4,420,081[3]	8.8%
100 Vanguard Blvd.
Malvern, PA 19355

[1]
Based on a Schedule 13G/A filed on January 12, 2017, by BlackRock, Inc. BlackRock, Inc. reported sole voting power as to 7,565,227 shares and sole dispositive power as to 7,674,493 shares as the parent holding company or control person of BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited. BlackRock Fund Advisors beneficially owns five percent or greater of the outstanding shares of our common stock as reported by BlackRock, Inc. in its Schedule 13G/A filing.

[2]	Based on a Schedule 13G/A filed on February 14, 2017, by FMR LLC. FMR LLC reported sole voting power as to 123,588 shares and sole dispositive power as to 4,531,113 shares.
[3]
Based on a Schedule 13G/A filed on February 10, 2017, by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 66,809 shares, shared voting power as to 5,699, sole dispositive power as to 4,356,696 shares, and shared dispositive power as to 63,385 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 57,686 shares as a result of its serving as the investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 14,822 shares as a result of its serving as investment manager of Australian investment offerings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10 percent of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Our directors, executive officers, and holders of more than 10 percent of our outstanding common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers and written representations from these persons that no other reports were required and all reports were provided to us, all Section 16(a) filing requirements applicable to our directors and executive officers were complied with for 2016.
14 IDACORP, Inc. 2017 PROXY STATEMENT

PART 3 – BOARD OF DIRECTORS

PROPOSAL NO. 1: Election of Directors

Upon the recommendation of our Corporate Governance and Nominating Committee, our board of directors has nominated the 11 individuals listed below to serve as directors. Ten out of 11 of the nominees served as members of our board of directors during 2016. The nominees consist of nine independent directors, as defined by the rules of the New York Stock Exchange, our current President and CEO (Darrel Anderson), and our former CEO (J. LaMont Keen).

Each director’s term runs from the date of his or her election until our next annual meeting of shareholders or until his or her successor (if any) is elected or appointed. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable or unwilling to do so, the individuals named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. Alternatively, the board of directors could decide to reduce the size of the board, or the proxies could be voted for the remaining nominees, leaving a vacancy on the board.

Under the resignation policy adopted by the board of directors and included in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the tendered resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). In accordance with our policy, we will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

There are no family relationships between any director, director nominee, or executive officer, except that J. LaMont Keen, a member of our board of directors, is the brother of Steven R. Keen, our and Idaho Power’s senior vice president, CFO, and treasurer.

The composition of our board of directors is identical to the composition of Idaho Power’s board of directors.

Nominees for Election

Professional Experience: Mr. Anderson has been the president and CEO of Idaho Power since January 2014 and president and CEO of IDACORP since May 2014. He was previously the executive vice president - administrative services and CFO of IDACORP from 2009 to 2014, president and CFO of Idaho Power from 2012 to 2013, and executive vice president - administrative services and CFO of Idaho Power from 2009 to 2011. Mr. Anderson has also been employed in a number of other officer and senior management roles with IDACORP, Idaho Power, and its subsidiaries since 1996.

Current Public Company Directorships: Idaho Power Company

Darrel T. Anderson Age: 59 Director Since: 2013 Committees: Executive
Former Public Company Directorships in Past Five Years: None

Subsidiary Directorships: IDACORP Energy Resources Co.

Qualifications and Expertise as a Director: As IDACORP’s and Idaho Power’s president and CEO, Mr. Anderson provides the board of directors with real-time information on IDACORP’s and Idaho Power’s financial condition and operations. Through his long tenure at IDACORP and Idaho Power, he has developed a strong understanding and working knowledge of the companies’ industry and operations, strategy, regulatory environment, finance and external reporting, and administration.

15 IDACORP, Inc. 2017 PROXY STATEMENT

Professional Experience: Mr. Carlile served as the CEO of Boise Cascade Company, one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products, from 2013 to 2015, and as the CEO and a director of Boise Cascade LLC, a predecessor to Boise Cascade Company, from 2009 to 2013. He has served as a director of Boise Cascade Company since 2013 and has been chairman of the board of Boise Cascade Company since 2015.

Current Public Company Directorships: Boise Cascade Company; Idaho Power Company

Former Public Company Directorships in Past Five Years: None

Thomas Carlile Age: 65 Director Since: 2014 Committees: Audit

Qualifications and Expertise as a Director: Mr. Carlile brings financial, operational, and executive experience to our board of directors. Mr. Carlile acquired his extensive financial background through his former positions at Boise Cascade. An Idaho native, he also brings to the board of directors his knowledge of economics and finance and experience operating a company within Idaho Power’s service area, offering him the ability to provide the board of directors with insight into local, state, and regional issues.

Professional Experience: In March 2017, Mr. Dahl assumed the role of interim CEO and chairman of DineEquity, Inc., which franchises and operates restaurants under the Applebee’s Grill & Bar and IHOP brands, while its board of directors conducts a search for a permanent replacement. Mr. Dahl served as the president, CEO and chairman of the board of James Campbell Company LLC, a privately held real estate investment and development company, from 2010 to 2016. He was also formerly the chairman of the board of International Rectifier Corp., a power management technology company, from 2008 through its sale in 2015. Mr. Dahl also previously served in a number of executive officer roles and as a director at Dole Food Company, Inc. and Bank of Hawaii Corp.

Current Public Company Directorships: DineEquity, Inc.; Hawaiian Electric Industries, Inc.; Idaho Power Company

Richard J. Dahl Age: 65 Director Since: 2008 Committees: Audit; Executive
Former Public Company Directorships in Past Five Years: International Rectifier Corporation

Qualifications and Expertise as a Director: Mr. Dahl’s financial, operational, and executive experience make him an outstanding asset to our board of directors. Mr. Dahl acquired his extensive financial background through his former positions at major corporations, as well as with the Ernst & Young accounting firm. His service on other public company boards, including as former chairman of the board of International Rectifier Corp. and as lead director and an audit committee member of DineEquity’s board, enables him to provide valuable experience to our board of directors and to our audit committee, of which he is the chairman. Mr. Dahl has significant connections to the state of Idaho and is a member of the board of the University of Idaho Foundation, Inc.

16 IDACORP, Inc. 2017 PROXY STATEMENT

Professional Experience: Ms. Elg served as the senior vice president and chief financial officer for the J.R. Simplot Company, a privately-held food and agribusiness company, from 2002 to 2016. During her 27-year career with J.R. Simplot Company, Ms. Elg held various positions, including vice president and corporate controller and vice president and controller for the food group.

Current Public Company Directorships: Cascade Bancorp; Idaho Power Company

Former Public Company Directorships in Past Five Years: None

Annette G. Elg Age: 60 Director Since: 2017 Committees: None

Qualifications and Expertise as a Director: A considerable number of Idaho Power’s large customers are in the agricultural and food processing industries, and Ms. Elg brings extensive financial and operational experience in the agribusiness industry to our board of directors. Ms. Elg acquired her extensive financial experience through a number of officer positions at J.R. Simplot, and by serving as a director for Cascade Bancorp. Prior to joining Simplot, Ms. Elg spent ten years with the accounting firm Arthur Andersen LLP where she served clients in a variety of industries. An Idaho native, she contributes to our board of directors and company her knowledge of agriculture as it lends itself to commercial principles, customer satisfaction, and advanced technology, serves as the Chairman of the University of Idaho College of Business and Economics Advisory Board, and sits on the President’s Advisory Council for the University of Idaho.

Professional Experience: Mr. Jibson was formerly the president and CEO of Questar Corporation, a natural gas-focused energy company, from 2010 to 2016 and chairman of the board from 2012 to 2016. He also served as chairman of the board of Questar Pipeline Company from 2012 to 2016, president and CEO of Wexpro Company from 2010 to 2016, and president and CEO of Questar Gas Company from 2008 to 2016.

Current Public Company Directorships: Dominion Resources, Inc; Idaho Power Company

Former Public Company Directorships in Past Five Years: Questar Corporation; National Fuel Gas Co.

Ronald W. Jibson Age: 64 Director Since: 2013 Committees: Compensation

Qualifications and Expertise as a Director: Mr. Jibson has extensive experience in the regulated utility and natural gas industries, and was formerly the chairperson of the board of the American Gas Association and the Western Energy Institute. Through his industry and executive experience, Mr. Jibson provides our board of directors with valuable industry insight and strong working knowledge of rate regulation, as well as strong leadership skills and an understanding of finance and accounting. Mr. Jibson also has prior experience with hydrology and water rights issues, which is valuable given Idaho Power’s hydroelectric generation assets in the Snake River basin.

17 IDACORP, Inc. 2017 PROXY STATEMENT

Professional Experience: Ms. Johansen was the president of Marylhurst University, Oregon, a private liberal arts university, from 2008 to 2013. She was also the president and CEO from 2001 to 2006, and executive vice president from 2000 to 2001, of PacifiCorp, and has held executive officer positions at the Bonneville Power Administration and Avista Energy.

Current Public Company Directorships: Pacific Continental Corporation; Schnitzer Steel; Idaho Power Company

Former Public Company Directorships in Past Five Years: Cascade Bancorp

Judith A. Johansen Age: 58 Director Since: 2007 Committees: Corp. Gov. & Nominating; Compensation

Qualifications and Expertise as a Director: Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board of directors. Based on her prior service as president and CEO of PacifiCorp, as CEO and Administrator of the Bonneville Power Administration, and as vice president of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utility companies. She also brings to our board of directors her experience from service on the boards of two other unaffiliated public companies and several diverse unaffiliated private companies, including Hood River Distillers Inc., Roseburg Forest Products, and Kaiser Permanente.

Professional Experience: Mr. Johnson has been the president and CEO and a director of United Heritage Mutual Holding Company since 2001, and of United Heritage Financial Group and United Heritage Life Insurance Company, which are insurance, annuity, and financial products companies, since 1999. Mr. Johnson has also held a number of other executive officer positions, including general counsel, with United Heritage and its affiliates since 1983.

Current Public Company Directorships: Cascade Bancorp; Idaho Power Company

Former Public Company Directorships in Past Five Years: None

Dennis L. Johnson Age: 62 Director Since: 2013 Committees: Corp. Gov. & Nominating

Qualifications and Expertise as a Director: Mr. Johnson brings financial, risk management, and legal experience to our board of directors. Mr. Johnson acquired his extensive experience through his positions at the insurance companies at which he is the president and CEO, and from his former position as the companies’ general counsel. He also brings to the board of directors his knowledge of economics and finance and experience with employee benefits and auditing matters. Mr. Johnson’s long-standing ties to Idaho also provide an important connection to Idaho Power’s service area and allow him to offer insight into local, state, and regional issues where Idaho Power conducts business.

18 IDACORP, Inc. 2017 PROXY STATEMENT

Professional Experience: Mr. Keen was the president and CEO of IDACORP from 2006 to 2014, CEO of Idaho Power from 2012 to 2013, and president and CEO of Idaho Power from 2005 to 2011. He also served in a number of other executive (including CFO) and senior management roles at IDACORP and Idaho Power from 1988 to 2014.

Current Public Company Directorships: Cascade Bancorp; Idaho Power Company

Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: As our former president and CEO, with over 40 years of experience at Idaho Power, including over 26 years in a capacity as an officer, Mr. Keen developed an expansive understanding of our company and Idaho Power, our state, and the electric utility industry. Mr. Keen’s detailed knowledge of our operations, finances, and executive administration and his active community involvement within Idaho Power’s service area make him a key resource and contributor to our board of directors.

J. LaMont Keen Age: 64 Director Since: 2004 Committees: None

Professional Experience: Ms. King served as a director of QLogic Corp. from 2013 to 2016 and as executive chairman and chairman of the board from 2015 to 2016. Ms. King was the president and CEO and a director of Standard Microsystems Corporation, a silicon-based integrated circuits company, from 2008 to 2012; and CEO and director of AMI Semiconductor from 2001 to 2008.

Current Public Company Directorships: Cirrus Logic, Inc.; Skyworks Solutions, Inc.; Idaho Power Company

Former Public Company Directorships in Past Five Years: Standard Microsystems Corporation; QLogic Corp

Qualifications and Expertise as a Director: Ms. King brings a key element of business diversity to our board of directors with her advanced level of experience and success in the high-tech industry. Her experience from serving as the CEO and as a director of various technology companies, her knowledge of compensation design, and the knowledge and experience she gains from service on the boards of other public companies, provides important perspectives for our board of directors’ deliberations and for helping to shape our compensation design and philosophy.

Christine King Age: 67 Director Since: 2006 Committees: Compensation; Executive

19 IDACORP, Inc. 2017 PROXY STATEMENT

Professional Experience: Mr. Navarro was the chief administrative officer of Albertson’s LLC and AB Management Services Corp., a food and drug retailer, from 2014 to 2015, and the CFO of Albertson’s LLC from 2006 to 2014. Mr. Navarro was also a director of Home Federal Bancorp, Inc. from 2005 to 2014.

Current Public Company Directorships: Idaho Power Company

Former Public Company Directorships in Past Five Years: Home Federal Bancorp, Inc.

Qualifications and Expertise as a Director: Mr. Navarro joined our board of directors in 2015 with a strong business and financial background and significant business experience within our service area. His experience from serving as the former CFO of Albertson’s, as well as his prior service on the board of a financial institution, gives him important background and insight into financial matters, allowing him to contribute significantly to finance, accounting, and capital markets matters.

Richard J. Navarro Age: 64 Director Since: 2015 Committees: Audit

Professional Experience: Mr. Tinstman served as the executive chairman of James Construction Group, a construction company, from 2002 to 2007 and as the president and CEO and a director of Morrison Knudsen Corporation, a civil engineering and construction company, from 1995 to 1999. He also previously served as a director of CNA Surety Corporation from 2004 to 2011 and as a director of Home Federal Bancorp, Inc. from 1999 to 2014.

Current Public Company Directorships: Westmoreland Coal Company; Primoris Services Corp.; Idaho Power Company

Former Public Company Directorships in Past Five Years: Home Federal Bancorp, Inc.

Qualifications and Expertise as a Director: Mr. Tinstman brings extensive operational and executive experience in the construction industry to our board of directors. The electric utility business is capital intensive, involving heavy construction work for generation, transmission, and distribution projects. Mr. Tinstman’s construction industry knowledge and expertise provide a valuable contribution to the board of directors’ oversight function at a time when Idaho Power has embarked on large construction projects. Mr. Tinstman’s experience from serving on the boards of directors of other public companies also provides the company with an experienced chairman.

Robert A. Tinstman Age: 70 Director Since: 1999 Committees: Corp. Gov. & Nominating; Executive

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the election of each nominee.

20 IDACORP, Inc. 2017 PROXY STATEMENT

Committees of the Board of Directors

Overview and Composition

Our standing committees of the board of directors are the audit committee, the compensation committee, the corporate governance and nominating committee, and the executive committee. The committee memberships as of the date of this proxy statement are set forth below. We also describe our board committees and their principal responsibilities following the table.

Committee Memberships
Director	Independent[1]	Audit	Compensation	Corp. Gov. and Nomin.	Executive
Darrel T. Anderson					©
Thomas E. Carlile	✓	✓
Richard J. Dahl	✓	©			✓
Annette G. Elg	✓
Ronald W. Jibson	✓		✓
Judith A. Johansen	✓		✓	✓
Dennis Johnson	✓			✓
J. LaMont Keen
Christine King	✓		©		✓
Richard J. Navarro	✓	✓
Robert A. Tinstman (BC)	✓			©	✓

(BC) -- Board Chairperson
© -- Committee Chairperson
[1]	Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines

Audit Committee

The audit committee is a separately designated standing committee. The audit committee:

•
assists the board of directors in the oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm; the performance of our internal audit department; and our major financial risk exposures;

•	is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm;
•
monitors compliance under the code of business conduct for our officers and employees and the code of business conduct and ethics for our directors, and is responsible for considering and granting any waivers for directors and executive officers from the codes, and informs the general counsel immediately of any violation or waiver; and

•	prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders.

As of the date of this proxy statement, the members of the audit committee include Mr. Carlile, Mr. Dahl, and Mr. Navarro. All members of the audit committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards, including the SEC’s audit committee member independence standards. The board of directors has determined that Mr. Carlile, Mr. Dahl, and Mr. Navarro are “audit committee financial experts” as defined by the rules of the SEC. The board of directors has also determined that although Mr. Dahl currently serves on the audit committees of more than three public companies (IDACORP, Idaho Power, Hawaiian Electric Industries, Inc., Hawaii Electric Company, and DineEquity, Inc., which are each considered separate public companies as defined under New York Stock Exchange Rule 303A.07(a)), such simultaneous service will not impair Mr. Dahl’s ability to effectively serve on our audit committee. During 2016, the audit committee met eight times.

Compensation Committee

The compensation committee has direct responsibility to:

•  review and approve corporate goals and objectives relevant to our CEO’s compensation;
•  evaluate our CEO’s performance in light of those goals and objectives;
•  either as a committee or together with the other independent directors, as directed by the board of directors, determine and approve our CEO’s compensation based on this evaluation;
•  make recommendations to the board of directors with respect to executive officer compensation, incentive

21 IDACORP, Inc. 2017 PROXY STATEMENT

compensation plans, and equity-based plans that are subject to board of director approval;
•  review and discuss with management the compensation discussion and analysis and based on such review and discussion determine whether to recommend to the board of directors that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;
•  produce the compensation committee report as required by the SEC to be included in our proxy statement for the annual meeting of shareholders;
•  oversee our compensation and employee benefit plans and practices; and
•  assist the board of directors in the oversight of risks arising from our compensation policies and practices.

The compensation committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. The compensation committee has sole authority to retain and terminate any consulting firm to assist the compensation committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In 2016, the compensation committee retained Pay Governance, LLC (“Pay Governance”) for advice regarding executive officer compensation, primarily to provide the compensation committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation committee at committee meetings. Management and the compensation committee also reviewed data provided by Pay Governance in evaluating our compensation and benefit plans.

In retaining compensation consultants, the compensation committee’s charter provides that the committee is required to consider factors bearing on the independence from management of the compensation consultant and whether the work performed by the compensation consultant will raise any conflict of interest. Although management may request services, the compensation committee must pre-approve the engagement of the consulting firm for any services to be provided to management. These services may not interfere with the consulting firm’s advice to the compensation committee. The chairperson may pre-approve services between regularly scheduled meetings of the compensation committee. Pre-approval of services by the chairperson must be reported to the compensation committee at its next meeting.

In addition, the compensation committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. For information on director compensation, refer to the section entitled “Director Compensation” in this proxy statement.

Each member of the compensation committee is independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards. During 2016, the compensation committee met four times.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee during 2016 has (a) served as one of our officers or employees or (b) any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our board of directors or our compensation committee.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s responsibilities include:

•  identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;
•  selecting, or recommending that the board of directors select, the candidates for all directorships to be filled by the board of directors or by the shareholders;
•  developing and recommending to the board of directors our Corporate Governance Guidelines;
•  overseeing the evaluation of the board of directors and management; and
•  taking a leadership role in shaping our corporate governance.

Each member of the corporate governance and nominating committee is independent under our Corporate Governance Guidelines and the applicable New York Stock Exchange listing standards. During 2016, the corporate governance and nominating committee met four times.

22 IDACORP, Inc. 2017 PROXY STATEMENT

Executive Committee

The executive committee acts on behalf of the board of directors when the board of directors is not in session, except on those matters that require action of the full board of directors. The executive committee also assists the board of directors in overseeing risk management. The executive committee is composed of our CEO and the chairpersons of each of our other standing committees. During 2016, the executive committee met twice.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of our directors with the interests of our shareholders. The compensation committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant (Pay Governance). The compensation committee then makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards.

The table that follows describes the compensation earned during 2016 by each individual who served as an independent non-employee director during 2016.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)[1]	Option Awards ($) (d)[2]	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Darrel T. Anderson[3]	—	—	—	—	—	—	—
Thomas Carlile	77,000	99,983	—	—	—	—	176,983
Richard J. Dahl	92,500	99,983	—	—	—	—	192,483
Ronald Jibson	71,000	99,983	—	—	—	—	170,983
Judith A. Johansen	77,000	99,983	—	—	—	—	176,983
Dennis L. Johnson	71,000	99,983	—	—	—	—	170,983
J. LaMont Keen	65,000	99,983	—	—	—	—	164,983
Christine King	84,000	99,983	—	—	—	—	183,983
Richard J. Navarro	77,000	99,983	—	—	—	—	176,983
Robert A. Tinstman	172,500	99,983	—	—	46,991[4]	—	319,474

1 This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column for all non-employee directors is based on the closing price of IDACORP common stock on February 29, 2016, which was $70.96.
2 No options were awarded to directors in 2016. As of December 31, 2016, no member of the board of directors owned any stock options.
3 Employee directors do not receive fees or awards for service as a member of our board of directors. Mr. Anderson’s 2016 compensation as an executive officer is discussed in Part 4 – “Executive Compensation” in this proxy statement.
4 Includes above-market interest accrued on deferred fees. Also includes the aggregate change in actuarial present value of Mr. Tinstman’s accumulated benefit under the Idaho Power Company Security Plan for Directors, which was terminated on April 1, 2002, in the amount of $9,978.

The table that follows lists the forms and amounts of compensation payable to our non-employee directors for 2016. All directors of IDACORP also serve as directors of Idaho Power. The fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

23 IDACORP, Inc. 2017 PROXY STATEMENT

Annual Director Compensation Amounts for 2016
Base Retainer	$65,000
Base Committee Annual Retainers:[1]
Audit committee	12,000
Compensation committee	6,000
Corp. gov. and nom. committee	6,000
Executive committee	3,000
Additional Chair Annual Retainers:
Chair of the board	100,000
Chair of audit committee	12,500
Chair of compensation committee	10,000
Chair of corp. gov. and nom. committee	7,500
Annual Stock Awards	100,000

1 The Chairman of the Board does not receive base committee annual retainer fees.

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP and Idaho Power retainers and receive payment of all amounts deferred with interest in a lump sum or in a series of up to 10 equal annual payments after they separate from service with IDACORP and Idaho Power. Any cash fees that were deferred before 2009 for service as a member of the board of directors are credited with the preceding month’s average Moody’s Long-Term Corporate Bond Yield for utilities, or the Moody’s Rate, plus 3%, until January 1, 2019 when the interest rate will change to the Moody’s Rate. All cash fees that are deferred for service as a member of the board of directors beginning January 1, 2009 are credited with interest at the Moody’s Rate. Interest is calculated on a pro rated basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power, directors will receive either a lump-sum distribution or a series of up to 10 equal annual installments. Upon a change in control, the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines for Directors

Our stock ownership guidelines for non-employee directors require that each non-employee director is expected to own IDACORP common stock equal in value to five times his or her current base annual retainer fee. A director is allowed five years from the later of April 1, 2015 and the date of the director’s initial election to meet these requirements. As of December 31, 2016, all of our directors were in compliance with the guidelines, other than one director who was appointed to the board of directors in 2015 and has until 2020 to meet the requirement. Once a director reaches the stock ownership target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee for directors increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Anti-Hedging and Anti-Pledging Policy for Directors

The same prohibitions on hedging ownership of our common stock and the pledging of our securities as collateral that apply to our executive officers, which are described in Part 4 – “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Practices” of this proxy statement, apply equally to members of our board of directors.

Retirement Benefits

Effective April 1, 2002, we terminated the Idaho Power Company Security Plan for Directors. At that time, current directors were entitled to their vested benefits under the plan as of January 15, 2002. The plan was a nonqualified deferred compensation plan that provided for retirement benefit payments. The maximum payment is $17,500 per year for a period of 15 years. Directors elected after November 1994 receive a single life annuity with a joint and survivor option. Benefits are paid to inside directors on the 10th day of

24 IDACORP, Inc. 2017 PROXY STATEMENT

the month after severance from service on the board of directors. Benefits are paid to non-employee directors on the 10th date of the month after the later of severance from service on the board or reaching age 65. During 2016, Mr. Tinstman, who was elected after November 1994, was the only director with vested benefits in the plan.

25 IDACORP, Inc. 2017 PROXY STATEMENT

PART 4 - EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis contains statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution readers not to apply these statements to other contexts.

Overview

This part of the proxy statement focuses on the compensation we provide to our executive officers, and primarily our named executive officers, or “NEOs.” For 2016, our NEOs were as follows (with their current titles):

✓ Darrel T. Anderson	-	President and CEO of IDACORP and Idaho Power
✓ Steven R. Keen	-	Senior vice president, CFO, and treasurer of IDACORP and Idaho Power
✓ Lisa A. Grow	-	Senior vice president and COO of Idaho Power
✓ Rex Blackburn	-	Former senior vice president of IDACORP and Idaho Power, retired December 31, 2016
✓ Lonnie G. Krawl	-	Senior vice president of administrative services and chief human resources officer of Idaho Power
✓ Daniel B. Minor	-	Former executive vice president of IDACORP and Idaho Power, retired July 1, 2016

Our 2016 Performance

For the year 2016, we achieved solid financial performance, made progress on our long-term projects, exceeded goals related to network reliability, emission reduction, and customer satisfaction, and continued to implement our strategic plans. Some of our specific accomplishments for the year included the following:

•	Our earnings per diluted share were $3.94, representing our ninth consecutive year of earnings growth.
•	We provided a 19 percent cumulative shareholder return over the past three years, including share price appreciation and dividends paid, ranking in the 88th percentile among our peers.
•
Our board of directors voted to increase the quarterly dividend, from $0.51 per share to $0.55 per share. We have increased our quarterly dividend a total of approximately 83 percent since the fourth quarter of 2011, reflecting our continued commitment to our previously adopted dividend policy.

•	We had our best year of performance for Idaho Power’s electric system reliability since formal measurement began in 2006.
•	We executed on business optimization initiatives, focusing on improving operations and controlling expenditures.
•
We made continued progress toward the permitting of the Boardman-to-Hemingway and Gateway West 500-kV transmission projects. We received the final environmental impact statement for the Boardman-to-Hemingway project in the fourth quarter of 2016 and the record of decision on important segments of Gateway West in January 2017.

•
We continued to exceed our CO2 emissions intensity reduction goals. Preliminary analysis of the CO2 emissions intensity for calendar year 2016 indicates that our average CO2 emissions intensity over the seven-year period from 2010 through 2016 is more than 20 percent below our 2005 emissions intensity level.

•	We achieved the highest rolling 12-month customer relationship index score (Idaho Power's internal measure of customer satisfaction) ever recorded by the company.
•	We tied for 5th place in the annual "Best Energy Companies" rankings published by Public Utilities Fortnightly.

Continued Emphasis on At-Risk Compensation for Our NEOs

We believe strong performance by our executive officers is essential to long-term growth in shareholder value and to delivering superior service to our customers. We seek to accomplish strong performance by making the majority of our NEO’s pay “at risk,” meaning we tie the majority of our NEOs’ target compensation to our financial and operational performance. In order for this “at risk” compensation to be earned, our company must achieve successful results over one- and three-year performance periods. As an executive's level of responsibility increases, so does the percentage of total compensation at risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders. In “Our 2016 NEO Compensation Design” below, we have included a chart to help illustrate the degree to which our NEOs’ compensation is performance-based and thus “at risk.”

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Pay Practices We Use and Avoid

We have a number of compensation policies and practices intended to align the interests of management with those of our shareholders. The table that follows lists certain practices we use, and also certain practices we have chosen to avoid.

Practices We Use	Practices We Avoid
✓ We tie our executives’ compensation to corporate performance, and over one- half of each of our NEOs’ target compensation is “at-risk”	✗ We do not provide employment agreements to our executives
✓ The compensation committee consists solely of independent directors and retains an independent compensation consultant	✗ We do not permit the hedging or pledging of our securities by executives
✓ We require our officers to own specified minimum amounts of our stock ✓ We impose stock retention obligations	✗ We restrict the purchase and sale of securities under an insider trading policy
✓ We have a clawback policy that provides for the recovery of incentive compensation under certain circumstances	✗ We do not encourage excessive or inappropriate risk-taking through our compensation design
✓ We impose a cap on the amount of incentive compensation that may be paid	✗ We provide only limited perquisites
✓ We assess compensation and target incentive which is “at risk” on an annual basis	✗ We do not provide dividends on performance-based compensation awards until they are vested

Our 2016 NEO Compensation Design

The general design of our 2016 executive compensation program remained largely unchanged from 2015. Our 2016 executive compensation program continued to provide for fixed compensation (base salary) to promote retention of our executives and at-risk compensation (short- and long-term incentive compensation) to help ensure our management team’s focus on our operational and financial performance. Our short-term incentive compensation is paid in cash, if earned, based on single-year performance. Our long-term incentive compensation is paid in IDACORP common stock, if earned, based on performance over a three-year period. The allocation of the “total target direct compensation” (base salary plus short- and long-term incentive compensation at the target payout level) mix for each of our NEOs for 2016 is illustrated in the table that follows.

We set rigorous performance goals for our short- and long-term incentive compensation programs to help assure that payouts are only earned upon strong performance. The nature of the 2016 performance goals and their respective weightings for our short-

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and long-term incentive compensation were unchanged from 2015 and are illustrated in the charts that follow (“CEPS” refers to cumulative earnings per share and “TSR” refers to relative total shareholder return).

Short-term Incentive (One-Year)	Long-term Incentive (Three-Year)

By using metrics tied to both operational and financial performance, as shown in the charts above, our executives’ annual compensation can vary considerably depending on our actual performance in any period. This is what we refer to as the “at risk” component of our executives’ compensation.

Each year our compensation committee establishes a threshold, target, and maximum performance level for each of our short- and long-term incentive plan goals. The compensation committee seeks to establish performance levels each year that assure the goals are realistic enough to be achievable yet difficult enough to incentivize outstanding performance. For our two short-term incentive operational goals of customer satisfaction and service reliability, we have either maintained or increased the target performance levels each year since the operational goals were first adopted in 2006. For our short-term incentive financial goal of consolidated net income (net income attributable to IDACORP), we have increased the target performance level significantly, from a target of $82 million in 2007 to $186 million in 2016. The target for 2016 was slightly lower than the target of $188 million for 2015, because for 2016 our compensation committee considered an operational figure for net income that did not include impacts from the October 2014 regulatory settlement stipulation (“Idaho Settlement”). The anticipated net income for 2016 as reported under U.S. generally accepted accounting principles would have been higher than the 2015 target. This change was made due to our forecast of our financial performance for 2016 and the potential impact of sharing earnings with customers or recording tax credits, as applicable, under Idaho Power’s Idaho Settlement. See “Short-Term Incentive Compensation” below in this Compensation Discussion and Analysis for a discussion of the methodology for our determination of consolidated net income for short-term incentive purposes, which we changed for 2016.

For our long-term incentive goal of CEPS, we have also increased the target performance level significantly, from $6.20 for the 2007-2009 performance period to $11.75 for the 2016-2018 performance period. Our other long-term incentive goal, TSR, is a relative goal, and thus, we have not increased the target performance level for that goal, which for grants made in 2016, continued to require 55th percentile performance versus our total shareholder return comparison group in order to be earned at target.

In connection with its annual review of executive compensation, our compensation committee reviews the correlation between our executives’ historical compensation and our historical performance. We believe that one of the primary metrics of importance to our shareholders is TSR, which is reflective of both capital gains and dividends. The graph below shows the correlation between our CEO’s actual compensation as described in the graph and TSR. For 2010 through 2013, the graph reflects our former CEO’s compensation and, for 2014 through 2016, the graph reflects Mr. Anderson’s compensation, as he was our CEO during most of 2014 and during the entirety of 2015 and 2016.
28 IDACORP, Inc. 2017 PROXY STATEMENT

We believe that earnings per share is also a metric of importance to our shareholders, and it is a factor used in determining both short- and long-term incentive compensation. The graph below also shows the correlation between diluted earnings per share (as adjusted following adoption of Accounting Standards Update 2014-01 in 2013) and our CEO’s actual compensation as described in the graph. Again, the compensation shown for 2010 through 2013 is for our former CEO and the compensation shown for 2014 through 2016 is for Mr. Anderson, our current CEO.

Summary of Our NEOs’ Total Target Direct Compensation Compared to Our Peers’ NEOs

To assist the compensation committee in establishing our NEOs’ compensation, we do considerable market benchmarking. The total target direct compensation (base salary plus target short- and long-term incentive compensation) of our NEOs for 2016, compared to the median total target direct compensation of each of the three designated data sets we used for benchmarking our NEO’s 2016 compensation, is summarized in the table that follows.

		Median Total Target Direct Compensation[1]
Executive	2016 Total Target Direct Compensation	Peer Group[2]	IOU Survey Data[2]	General Industry Survey Data[2]
Darrel T. Anderson	$3,000,000	$3,056,755	$3,171,571	$4,356,039
Steven R. Keen	$988,000	$1,034,328	$1,077,082	$1,449,439
Lisa A. Grow	$936,000	$839,106	$1,070,838	$1,778,650
Rex Blackburn	$864,000	$848,905	$831,850	$1,020,500
Lonnie G. Krawl	$660,000	$669,018	$696,036	$967,256
Daniel B. Minor	$1,288,000	$932,340	$1,189,820	$1,976,278

1 Increased 3 percent to reflect projected compensation at January 1, 2016.
2 Descriptions of the Peer Group, IOU Survey Data, and General Industry Survey Data sets are included below.

29 IDACORP, Inc. 2017 PROXY STATEMENT

We have historically targeted a range of total target direct compensation for our executive officers of 85 percent to 115 percent of the market median (based on designated data sets) for each executive officer position. However, the compensation committee uses its judgment in assessing market data and may establish compensation levels above or below the targeted range depending on factors such as the officer’s experience, level of responsibility, and performance.

Our Compensation Philosophy and Policy

Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to ensure that we are able to attract and retain high-quality executive officers, and to motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking. Our board of directors has adopted a written executive compensation policy, and the compensation committee reviews the policy annually. The policy includes the following compensation-related objectives:

• Manage officer compensation as an investment with the expectation that officers will contribute to our overall success.
• Recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value.
• Be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success.
• Be fair from an internal pay equity perspective.
• Ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development.
• Balance total compensation with our ability to pay.

How We Make Compensation Decisions

Consistent with prior years, our 2016 executive compensation decisions were made in the following four steps:

(1) Conduct a general review of the components of executive compensation and industry practices and consider potential changes.
(2) Analyze peer groups and market data to assess competitiveness of compensation and consider potential changes.
(3) Review total compensation structure, internal pay equity analysis, and the allocation of various forms of compensation.
(4) Review organizational results and individual executive officer performance, responsibility, and experience to determine compensation levels and opportunities for each executive officer.

Role of the Compensation Consultant and Management in Establishing Executive Compensation

The compensation committee, our compensation consultant, and management all participate in the process of setting executive compensation. The compensation committee has primary responsibility for determining the compensation provided to our executive officers. In making its determinations, the compensation committee receives information and advice from its independent compensation consultant and from management. Once the compensation committee develops a recommendation, it presents the recommendation to the full board of directors for approval.

The compensation committee retained Pay Governance for advice regarding executive officer compensation for 2016. The primary roles of the compensation consultant during 2016 included providing the compensation committee with information on the general compensation market and trends, reviewing the structure of our compensation programs, and providing insight and analysis on compensation levels and compensation design to the compensation committee. During 2016, Pay Governance did not provide services to us beyond its advice regarding executive officer and director compensation, as directed by the compensation committee. In connection with its retention of Pay Governance as an advisor, the compensation committee assessed the independence of the compensation consultant and determined that the compensation consultant was independent. On an annual basis in connection with the execution of an engagement agreement, the compensation committee has evaluated whether the services to be performed by the compensation consultant would raise any conflicts of interest and determined that no such conflicts of interest existed.

Our executive officers are also involved in the process of reviewing executive compensation. Our CEO and other executives review and comment on the market compensation data, including the make-up of the various peer groups, develop proposed compensation levels for officers that report to them, and review and recommend to the compensation committee performance goals

30 IDACORP, Inc. 2017 PROXY STATEMENT

and goal weightings for our incentive plans. Our CEO performs and delivers to the compensation committee an evaluation of the performance of other executive officers and a self-evaluation. In addition, our CEO, CFO, and other members of management regularly attend compensation committee meetings at the invitation of the compensation committee chair.

Market Compensation Data and Analysis

We believe that market compensation information is important because it provides an indication of the levels of compensation that need to be paid to enable us to remain competitive with other companies in attracting and retaining executive officers. In determining the composition of our peer groups, we consider the following factors:

✓	Breadth – include companies that are philosophically relevant
✓	Nature and complexity of the business – take into account each company’s portfolio and markets, and seek companies that derive at least 70 percent of revenues from regulated operations
✓	Scope – reflect an appropriate range of revenues and market capitalization
✓	Ease of administration – ensure availability of valid and reliable data (e.g., SEC filings)
✓	Size – include a sufficient number of companies to provide robust data and mitigate volatility

We use the market compensation analysis to determine a market compensation range for each of our executive officers for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation provided to officers in similar positions at our designated groups of companies. The compensation committee reviewed survey data for three separate sets of companies, described below, for each executive officer (where data was available). It then reviewed whether each element of compensation, and the total target direct compensation, for each of our executive officers was within the targeted range (85 percent to 115 percent of the median of each data set).

The two sources of market compensation data used to prepare the market compensation analysis for our 2016 executive officer compensation were:

•	Private Survey Data Sources: Towers Watson’s 2015 annual private survey of corporate executive compensation, with the following three subsets of companies:

Peer Group	comprised of comparable utilities, as determined by the compensation committee; these are the same companies we use for the public survey data source, listed below
IOU Survey Data	comprised of all participating investor-owned utilities, regressed to $1.7 billion in annual revenues*
General Industry Survey Data	comprised of all participating general industry companies, regressed to $1.7 billion in annual revenues*

* The higher revenues are used to reflect the comparable revenue impact of Idaho Power’s relatively low customer rates.

•	Public Data Sources: 2015 public proxy statement compensation data from a designated peer group of companies, listed below (the same companies included in the Peer Group).

The names of the companies included in the IOU Survey Data set and the General Industry Survey Data set are listed in Appendix A to this proxy statement. Our management and the compensation committee worked together in developing and approving the Peer Group, based in part on data provided by the compensation consultant, and expanded our peer group for 2016 due primarily to our increased annual revenues. The companies in the Peer Group and used for our survey and public proxy data included the following:*

Allete Inc.	The Laclede Group, Inc.	Southwest Gas Corporation
Alliant Energy Corporation	Northwestern Corporation	Teco Energy Inc.
Avista Corp.	OGE Energy Corp.	UIL Holdings Corporation
Black Hills Corporation	ONE Gas Inc.	Vectren Corporation
Cleco Corporation	PNM Resources, Inc.	Westar Energy, Inc.
El Paso Electric Co.	Portland General Electric Co.
Great Plains Energy Inc.	Questar Corporation

* The changes to the Peer Group for 2016, compared to the prior year, were the removal of Northwest Natural Gas Co. and UNS Energy Corp., and the addition of Alliant Energy Corporation, The Laclede Group, Inc., ONE Gas Inc., and Teco Energy Inc.

31 IDACORP, Inc. 2017 PROXY STATEMENT

Because the public proxy compensation data is not as broad or detailed as the private survey data, the compensation committee used the public proxy compensation data as a secondary data source to provide general confirmation of the compensation levels for our NEOs. For purposes of compiling the market compensation information, each NEO’s role is matched to a comparable position at the peer companies.

An individual executive officer’s compensation may be positioned above or below the market level for his or her position, depending on his or her level of experience, responsibility, and performance, and based on the degree of comparability between our executive officer’s role and the roles of persons with similar positions at the peer companies. The compensation committee uses its judgment and our CEO’s feedback on executive officer performance in assessing these factors in determining how an executive officer's compensation should align relative to the market level.

Review of Total Compensation Structure and Internal Pay Ratios

Each year, the compensation committee reviews the total compensation structure for each NEO, including the elements and mix of compensation, levels of historic compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership, to determine whether it should adjust an executive officer’s total target direct compensation. The internal pay equity analysis presented by our management showed the ratios below for internal pay equity based on proposed (as of the date of the review) 2016 total target direct compensation amounts.

Officer Comparison Set	Internal Pay Ratio – 2016 Total Target Direct Compensation
CEO to executive and senior vice presidents	3.17x
CEO to pay grade S-3 and higher senior managers	11.61x
CEO to all senior managers	13.94x

Based on these reviews, the compensation committee determined that no changes to the general structure of our compensation programs or to the forms of compensation payable to our executive officers for 2016 were necessary, though it did make some adjustments as described below. In making this determination, the compensation committee relied on its subjective judgment.

Allocation of Compensation – Policy to Emphasize At-Risk Compensation

Our executive compensation policy provides that various elements of our compensation for executive officers should generally target the ranges in the table that follows:

Element of Executive Officers’ Compensation	Percent of Total Target Direct Compensation
Cash Compensation (Base Salary and Short-Term Incentive Compensation at Target)	50-80%
Short-term Incentive Compensation at Target	15-25%
Long-term Incentive Compensation at Target	20-50%
Short- and Long-Term Incentive Compensation Combined at Target	35-75%

We believe that this structure provides the appropriate balance between “at-risk” compensation tied to executive and corporate performance and base salary to promote executive retention. We also apply a policy that provides that the higher the executive officer's position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. Accordingly, our CEO’s compensation is typically weighted more heavily toward long-term incentive compensation in the form of stock grants compared to our other executive officers’ compensation.

For 2016, the percentage of total target direct compensation that was comprised of short- and long-term incentive compensation at target exceeded 50 percent for each of the NEOs.

Consideration of the Results of the Shareholder Advisory Votes on Executive Compensation

At each annual meeting from 2011 through 2016, over 92 percent of votes cast were cast in favor of our executive compensation program. At the 2016 annual meeting, over 97 percent of votes cast were cast in favor of our executive compensation programs. These consistent voting results were an important indicator to management, the compensation committee, and the board of directors regarding investor sentiment about our executive compensation philosophy, policies, and practices. Based in part on this indicator, we did not significantly alter our 2016 compensation program design and it continued to reflect our pay-for-performance philosophy.

32 IDACORP, Inc. 2017 PROXY STATEMENT

Impact of Tax and Accounting Treatment on Compensation Decisions

The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation paid to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation qualifies as performance-based compensation, as that term is used in Section 162(m). The compensation committee may structure certain compensation programs in a manner intended to allow compensation to be fully deductible under Section 162(m), but retains the flexibility and discretion to grant compensation awards, whether or not deductible. This flexibility is necessary to foster achievement of performance goals established by the compensation committee, as well as other considerations important to our success, such as encouraging employee retention and rewarding achievement of key corporate goals.

Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

Individual Executive Officer Performance Evaluation

An important aspect of the compensation committee’s process is its review of each executive officer's level of experience and time in the role, responsibility, and individual performance to determine where the executive officer's base salary and target incentive compensation should be relative to the compensation of peers. For 2016 compensation determinations, the evaluation of our CEO covered the following categories:

Strategic Capability	Performance
Vision – builds and articulates a shared vision	Financial – financial performance meets or exceeds plan and is competitive relative to industry peers
Strategy – develops a sound, long-term strategy	Relationships – builds and maintains relationships with key stakeholders
Implementation – ensures successful implementation; makes timely adjustments when external conditions change	Leadership – dynamic, decisive, strong confidence in self and others; demonstrates personal sacrifice, determination, and courage
Operational – establishes performance standards and clearly defines expectations
Succession – develops and enables a talented team
Compliance – establishes strong auditing and internal controls and fosters a culture of ethical behavior

For purposes of establishing 2016 compensation, the evaluation of our NEOs, including our CEO, covered the following competencies:

• authenticity	• executive presence	• building organizational talent
• business savvy	• compelling communication	• inspiring excellence
• courage	• emotional intelligence essentials	• personal growth orientation
• establishing strategic direction	• customer focus

While the general factors used for evaluation of those officers were the same, the evaluation under each category involved a review of more specific sub-factors relevant to each officer’s position, based on the specific functions and responsibilities of each officer.
33 IDACORP, Inc. 2017 PROXY STATEMENT

Each executive officer must also generate specific performance goals for each year, including safety leadership, which the compensation committee reviews and evaluates in connection with its compensation decisions. In connection with the review of our CEO’s performance, the compensation committee received input from the full board of directors.

2016 Named Executive Officer Compensation

Elements of Compensation for 2016

Our executive compensation for 2016 included the following elements:

•	Base salary
•	Annual cash incentive awards
•	Long-term (three-year) equity incentive awards
•	Other benefits, such as health and welfare, retirement and 401(k) plans, and limited perquisites

We discuss each of these elements below. We believe that providing these compensation components meets our fundamental compensation objectives of attracting and retaining qualified executives and motivating those executives to achieve key performance goals for the benefit of our customers and shareholders. The success of those objectives is demonstrated by our historic ability to retain members of management over the long term, which has helped us to establish a cohesive executive team with a united goal of long-term value creation for our shareholders.

Base Salary

Base salary consists of fixed cash payments. We pay base salaries in order to provide our executive officers with sufficient regularly paid income and to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is established based on factors such as competitiveness of the salary compared to similar positions at the company’s peers, the officer's specific responsibilities and experience, and individual and company performance.

As discussed above, for purposes of determining each NEO’s base salary for 2016, the compensation committee reviewed the base salary market data from the market compensation analysis. This included a comparison of each NEO's current base salary with the median from each of the three data sets for that position (where data was available). As a component of determining appropriate 2016 base salaries (as well as other elements of compensation), the compensation committee also reviewed the 2015 performance evaluations for each NEO and the company’s overall performance during 2015. Based on its review and analysis of this information, in February 2016, the compensation committee recommended, and the board of directors approved, the NEO base salaries for 2016 shown in the table that follows:

Executive	2016 Base Salary	% Increase from 2015 Base Salary[1]
Darrel T. Anderson	$750,000	11.1%
Steven R. Keen	$380,000	10.1%
Lisa A. Grow	$360,000	12.5%
Rex Blackburn	$360,000	2.9%
Lonnie G. Krawl	$275,000	10.0%
Daniel B. Minor	$460,000	0.0%

1 Represents the increase relative to the amount of annual base salary in effect as of year-end 2015.

The notable base salary increases for Mr. Anderson, Mr. Keen, Mr. Grow, and Mr. Krawl resulted in large part from their continued progression in their relatively new roles and our efforts to achieve compensation rates closer to the median of our peers. In 2014, Mr. Anderson assumed the role of president and CEO of IDACORP and Idaho Power, leading the company to achieve strong earnings and shareholder returns each year by focusing on strategy and policy making and demonstrating his commitment to our mission and vision, with an emphasis on compliance and safety. Also in 2014, Mr. Keen assumed the role of senior vice president, CFO, and treasurer at IDACORP and Idaho Power and has led our optimization efforts targeted at controlling operations and maintenance expenses. In 2016, Ms. Grow assumed the role of senior vice president of operations of Idaho Power and has led several successful initiatives, including the creation and leadership of a strategy team, executive oversight of the 2015 integrated resource plan process, implementation of the new outage management system, renewable energy acquisition and integration issues, and active involvement in assessing the western energy imbalance market. While they each received increases in salary in 2015, their respective 2016 base salaries were substantially less than the average base salaries for their positions of the Peer Group, IOU Survey

34 IDACORP, Inc. 2017 PROXY STATEMENT

Data set, and General Industry Survey Data set, and thus the compensation committee approved the above listed increases in their base salaries for 2016.

Similarly, Mr. Krawl received an increase in salary in 2016 due to his promotion to senior vice president of administrative services and chief information officer of Idaho Power in January 2016, and the resulting increase and changes in his responsibilities. He was subsequently promoted to his current position as senior vice president of administrative services and chief human resources officer of Idaho Power in May 2016.

Short-Term Incentive Compensation

Short-term incentive compensation under our Executive Incentive Plan is based on annual performance goals and is intended to encourage and reward short-term financial and operational performance results. We provide participants in the Executive Incentive Plan the opportunity to earn cash-based short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and customer service goals.

For 2016, the compensation committee retained the same short-term incentive goal structure as was used in 2015, described below. While the compensation committee continued to consider whether additional or alternative metrics would be appropriate, the compensation committee determined that operational goals of customer satisfaction and network reliability and the financial goal of IDACORP consolidated net income currently provide effective measures of the overall performance of our company for incentive purposes. The compensation committee also retained the same weightings for the incentive goals as in 2015 – 15 percent for customer satisfaction, 15 percent for network reliability, and 70 percent for consolidated net income. Following is a more detailed description of the 2016 short-term incentive performance goals:

•
Customer Satisfaction – The customer satisfaction goal focuses on our relationship with and service to our customers. We measure customer satisfaction through quarterly surveys conducted by an independent survey firm. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty.

•
Network Reliability – The network reliability goal is intended to focus executive officers on Idaho Power’s system reliability and its impact on the company’s relationship with its customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced by Idaho Power’s customers over the course of the year.

•
Consolidated Net Income – Our compensation committee believes that the IDACORP consolidated net income goal provides the most important overall measure of our financial performance, and thus the compensation committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders.

The compensation committee set the specific performance targets for each goal, based on three levels of performance: threshold, target, and maximum. For 2016, the compensation committee:

•
maintained the same performance levels for the customer satisfaction goal based on its review of the potential impact of customer-facing initiatives in process and historical customer satisfaction metrics;

•	maintained the same performance levels for the network reliability goals, based on its review of historical performance and factors likely to impact reliability; and

•
established a more challenging net income performance goal at the maximum level, and lowered the net income performance goal at the threshold and target levels, based on historic net income levels, its review of financial information, and the change in methodology for calculating consolidated net income for short-term incentive purposes, as discussed later in this Compensation Discussion and Analysis.

The table below shows the specific 2016 threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target. We use linear interpolation for achievement between the levels specified. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. The table also shows the actual 2016 performance results for all three performance goals. The Executive Incentive Plan under which the short-term awards are made to executives does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan (which uses the same metrics and performance levels) or if IDACORP does not have net income sufficient to pay dividends on its common stock. Neither of these restrictions applied for 2016.
35 IDACORP, Inc. 2017 PROXY STATEMENT

	IDACORP Short-Term Incentive Metrics
Performance Goal	Performance Levels		Qualifying Multiplier	2016 Actual Results
Customer Satisfaction – Customer Relations Index Score	Threshold:	81.5%	7.5%
	Target:	82.5%	15.0%	84.55%
	Maximum:	83.5%	30.0%
Network Reliability – Number of Outage Incidents	Threshold:	≤1.70	7.5%
	Target:	1.45	15.0%	1.19
	Maximum:	≤1.20	30.0%
2016 Net Income Attributable to IDACORP (in millions)[1]	Threshold:	$166	35.0%
	Target:	$186	70.0%	$198.3
	Maximum:	$206	140.0%

1  See “Non-Base Rate Idaho Regulatory Settlement Stipulations” below in this Compensation Discussion and Analysis for a discussion of the methodology to determine net income attributable to IDACORP for short-term incentive purposes.

Based on its review of market compensation and individual NEO performance, and the impact of base salary increases on the potential short-term incentive compensation amount, for 2016 the compensation committee increased relative to 2015 the percentage of base salary payable as short-term incentive compensation at the target award opportunity levels for Mr. Anderson (from 80 percent to 100 percent) and for Ms. Grow, Mr. Blackburn, and Mr. Krawl (from 45 percent to 50 percent).

The table that follows shows the 2016 short-term incentive award opportunities for the NEOs recommended by the compensation committee and approved by the board of directors, as well as the 2016 short-term incentive awards earned by our NEOs based on actual performance results for 2016.

		IDACORP Short-Term Incentive Award Opportunity Levels
Executive		Threshold[1]	Target[1]	Maximum[1]	2016 Award Earned
Darrel T. Anderson	% of Base Salary:	50%	100%	200%
	Dollar Amount:	$375,000	$750,000	$1,500,000	$1,292,585
Steven R. Keen	% of Base Salary:	25%	50%	100%
	Dollar Amount:	$95,000	$190,000	$380,000	$327,555
Lisa A. Grow	% of Base Salary:	25%	50%	100%
	Dollar Amount:	$90,000	$180,000	$360,000	$310,087
Rex Blackburn	% of Base Salary:	25%	50%	100%
	Dollar Amount:	$90,000	$180,000	$360,000	$311,085
Lonnie G. Krawl	% of Base Salary:	25%	50%	100%
	Dollar Amount:	$68,750	$137,500	$275,000	$237,057
Daniel B. Minor[2]	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$138,000	$276,000	$552,000	$255,283

1  The percentage shown represents the percent of base salary to be awarded, assuming achievement of the relevant performance level.
2  The amounts shown for Mr. Minor represent the actual 2016 award earned, which was prorated based on his retirement date of June 30, 2016.

Non-Base Rate Idaho Regulatory Settlement Stipulations - For 2016, the compensation committee made an adjustment to the methodology for determining consolidated net income for short-term incentive purposes, to adjust for the impact of the Idaho Settlement. While the Idaho Settlement was not contemplated at the time the Executive Incentive Plan was originally approved, the compensation committee has authority under the plan to use its discretion to establish performance goals. In October 2014, the Idaho Public Utilities Commission issued an order approving an extension, with modifications, of the terms of a December 2011 Idaho settlement stipulation for the period from 2015 through 2019. Under the terms of the settlement stipulation, if Idaho Power's annual return on year-end equity in the Idaho jurisdiction (Idaho ROE) in any year is less than 9.5 percent, then Idaho Power may amortize up to $25 million of additional accumulated deferred investment tax credits (ADITC) to help achieve a 9.5 percent Idaho ROE for that year, and may amortize up to a total of $45 million of additional ADITC over the 2015 through 2019 period. If Idaho Power’s ROE in any year exceeds 10 percent, earnings exceeding specified levels of Idaho ROE will be allocated between Idaho Power and its customers at specified percentages. The more specific terms and conditions of the Idaho Settlement are described in Note 3 - "Regulatory Matters" to the condensed consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

The Idaho Settlement has the potential to increase Idaho Power’s, and thus IDACORP’s, net income if Idaho Power’s Idaho ROE is below 9.5 percent, by permitting Idaho Power to amortize additional tax credits. By contrast, the sharing aspect of the settlement
36 IDACORP, Inc. 2017 PROXY STATEMENT

stipulation has the potential to reduce Idaho Power’s, and thus IDACORP’s, net income if Idaho Power’s Idaho ROE exceeds 10 percent. The compensation committee determined that it would remove the effect of the settlement stipulation so that the short-term incentive metric of IDACORP consolidated net income is focused on financial performance without regard to Idaho Power’s use of additional ADITCs or sharing of earnings with customers. Accordingly, for 2016 the short-term incentive metrics for IDACORP consolidated earnings per share were to be determined based on (a) net income attributable to IDACORP, adjusted to subtract the amount of additional ADITC recorded for the year at Idaho Power under the Idaho Settlement, if any, or (b) net income attributable to IDACORP, adjusted to add back the amount of earnings that were shared with customers under the Idaho Settlement, if any. This adjusted amount is referred to as “Adjusted Consolidated Net Income” in this proxy statement. The compensation committee used Adjusted Consolidated Net Income for purposes of determining the 2016 net income metric threshold, target, and maximum for short-term incentive and intended to use it for purposes of determining the level of achievement of the net income target for short-term incentive. For 2016, Idaho Power’s Idaho ROE was between 9.5 percent and 10.0 percent, so no adjustment to IDACORP’s consolidated net income occurred for compensation purposes (i.e., there was no use of additional ADITCs and no sharing with customers for 2016).

Long-Term Incentive Compensation

Long-term incentive compensation is intended to encourage and reward long-term performance and is based on performance goals achievable over a period of three years. We grant executive officers the opportunity to earn stock-based long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to recognize future performance, to promote retention, and to maximize shareholder value by aligning our executive officers’ interests with shareholder interests. Our 2016 long-term incentive awards were allocated as follows:

•	time-vesting restricted stock, vesting in January 2019, representing one-third of the awards; and
•	performance-based shares with a three-year performance period of 2016-2018, representing two-thirds of the awards at target.

Consistent with our historical practice, the compensation committee recommended, and the board of directors approved, the 2016 long-term incentive grants at their February 2016 meetings, which occurred after we released our 2015 full-year earnings. Following is a more detailed description of the time-vesting restricted stock and performance-based shares that comprise the long-term incentive grants.

Time-Vesting Restricted Stock:

The time-vesting restricted stock awards made to our NEOs in 2016 will vest in January 2019, as long as the NEO remains employed by us throughout the restriction period. The NEOs receive dividends on the stock during the restriction period, since the officer is assured of vesting in the stock as long as he or she remains employed by the company. We believe that the restricted stock and dividend payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock is intended to serve as a retention tool, the compensation committee decided to use cliff vesting, rather than ratable vesting. However, if the NEO's employment terminates before the vesting date, subject to board approval, the officer may receive a pro-rated payout, depending on the reason for or circumstances surrounding the termination.

Performance-Based Shares:

Performance-based shares are based entirely on our financial performance over a three-year performance period and may be earned up to 200% of target, but will not be earned if our minimum performance goals are not met at the end of the performance period. Dividends on the performance-based shares are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance-based shares that are actually earned, if any.

The performance-based shares granted in February 2016 may be earned by the NEOs based on performance against two financial measures over the 2016-2018 performance period. The two equally weighted performance measures are CEPS and TSR. We believe these performance metrics represent key measures of performance for the benefit of our shareholders and align our executive officers' management efforts with our shareholders' performance objectives. The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. Relative TSR is determined by our common stock price change and dividends paid over a three-year performance period compared to that achieved by a comparison group of companies over the same three-year period. For 2016 grants, we used the EEI Index of U.S. Shareholder-Owned Electric Utilities as the TSR comparison group. We compare our TSR with these companies' TSRs on a percentile basis. For example, if our TSR falls
37 IDACORP, Inc. 2017 PROXY STATEMENT

exactly in the middle of the TSR of the comparison companies, we would rank at the 50th percentile of the comparison group. The TSR performance levels below were not changed in 2016 from the levels established in 2015, but the CEPS threshold and target performance levels were slightly increased. The CEPS maximum performance level was not changed from 2015 to 2016.

The CEPS performance levels for the 2016-2018 performance period are as follows:		The TSR performance levels for the 2016-2018 performance period are as follows:

-Threshold:	$11.00	-Threshold:	30th percentile
-Target:	$11.75	-Target:	55th percentile
-Maximum:	$12.50	-Maximum:	90th percentile

The table that follows shows the long-term incentive award opportunities recommended by the compensation committee and approved by our board of directors for 2016 for each NEO. We use linear interpolation for achievement within the levels specified.

	IDACORP Long-Term Incentive Compensation Component
Executive	Time-Vesting Restricted Stock (Percent of 2016 Base Salary)	Performance-Based Shares (CEPS and TSR) (Percent of 2016 Base Salary)		Approximate Total Long-Term Incentive Award (Based on 2016 Base Salary)
Darrel T. Anderson	66.7%	Threshold:	60.0%	Threshold:	$ 950,000
		Target:	133.3%	Target:	$ 1,500,000
		Maximum:	266.7%	Maximum:	$ 2,500,000
Steven R. Keen	36.7%	Threshold:	33.0%	Threshold:	$ 264,733
		Target:	73.3%	Target:	$ 418,000
		Maximum:	146.7%	Maximum:	$ 696,667
Lisa A. Grow	36.7%	Threshold:	33.0%	Threshold:	$ 250,800
		Target:	73.3%	Target:	$ 396,000
		Maximum:	146.7%	Maximum:	$ 660,000
Rex Blackburn	30.0%	Threshold:	27.0%	Threshold:	$ 205,200
		Target:	60.0%	Target:	$ 324,000
		Maximum:	120.0%	Maximum:	$ 540,000
Lonnie G. Krawl	30.0%	Threshold:	27.0%	Threshold:	$ 156,750
		Target:	60.0%	Target:	$ 247,500
		Maximum:	120.0%	Maximum:	$ 412,500
Daniel B. Minor	40.0%	Threshold:	36.0%	Threshold:	$ 349,600
		Target:	80.0%	Target:	$ 552,000
		Maximum:	160.0%	Maximum:	$ 920,000

As with base salary and short-term incentive opportunities, the compensation committee established the 2016 long-term incentive opportunities based on its review of the market compensation analysis and individual executive officer experience and tenure and both individual and company performance. Following its review, the compensation committee increased the 2016 target long-term incentive award opportunities as a percentage of base salary for each of Mr. Anderson (from 160 percent to 200 percent), Mr. Keen (from 100 percent to 110 percent), Ms. Grow (from 70 percent to 110 percent), Mr. Blackburn (from 80 percent to 90 percent), and Mr. Krawl (from 60 percent to 90 percent), compared to the target level for 2015. Target long-term incentive award opportunities were increased due to the executives’ new roles, changes in responsibilities, and accomplishments as reflected in their annual performance evaluations, and to bring compensation levels closer to market compensation levels.

Payment of Performance-Based Shares for 2014-2016 Performance Period

The performance-based shares granted for the 2014-2016 performance period were paid at 150 percent of target in February 2017, based on our CEPS of $11.66 and our relative TSR at the 88th percentile. The table that follows lists (1) the target performance-based share awards granted, (2) the shares issued, and (3) the dividend equivalent payments earned.

38 IDACORP, Inc. 2017 PROXY STATEMENT

Executive	Awards Granted in February 2014 (#)	Shares Issued in February 2017 (#)	Dividend Equivalents ($)
Darrel T. Anderson	9,296	13,944	87,987
Steven R. Keen	3,396	5,094	32,143
Lisa A. Grow	2,514	3,772	23,801
Rex Blackburn	2,808	4,212	26,578
Lonnie G. Krawl	1,246	1,870	11,800
Daniel B. Minor[1]	5,664	7,080	44,675

1  The amounts shown for Mr. Minor represent the prorated amounts based on his retirement date of June 30, 2016.

Other Benefits

We make available general employee benefits for medical, dental, and vision insurance, and disability coverage to employees, including our NEOs. Our NEOs are also eligible to participate in an executive physical program, which provides executive management employees access to a comprehensive physical exam. Other benefits include the availability of an executive deferred compensation plan and limited perquisites. We believe these other benefits, though limited, contribute to a competitive executive compensation program.

Post-Termination Compensation Programs

Idaho Power Company Retirement Plan

The Idaho Power Company Retirement Plan is a defined-benefit pension plan available to our employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the Pension Benefits for 2016 table. Because benefits under the plan increase with an employee's continued service and earnings, the compensation committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits – the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to take advantage of grandfathering rules under Section 409A of the Internal Revenue Code. The compensation committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at an executive officer level. Because benefits under the security plans increase with period of service and earnings, the compensation committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our executives to make long-term commitments to the company. The security plans provide income security for our executives and are balanced with the at-risk compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the Pension Benefits for 2016 table.

Executive Deferred Compensation Plan

Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Participants may defer up to 50 percent of their base salary and up to 50 percent of any short-term incentive compensation. The compensation committee views the plan as a supplemental benefit to attract and retain qualified executive officers. For 2016, no NEO made any contributions to the plan. We discuss the material terms of the plan later in this proxy statement in the narrative following the Nonqualified Deferred Compensation for 2016 table.

Change in Control Agreements

We have change in control agreements with all of our executive officers. The compensation committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

39 IDACORP, Inc. 2017 PROXY STATEMENT

The compensation committee adopted a new policy regarding stand-alone change in control agreements in November 2009, and the compensation committee approved a new form of change in control agreement in March 2010. As provided in the policy, change in control agreements executed after March 17, 2010, do not include any 13th-month trigger (a provision permitting an officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control and receive a reduced payout) or tax gross-up provisions. The compensation committee made these changes based on the growing trend away from single-trigger and modified single-trigger provisions and tax gross-up provisions in executive change in control agreements. Existing change in control agreements were not affected by the new policy. All of our current NEOs, except for Mr. Krawl, are parties to change in control agreements executed prior to March 17, 2010.

The agreements we have with our current NEOs are "double-trigger" agreements in the sense that two events must occur in order for cash severance payments to be made: a change in control and a termination of employment in connection with the change in control. However, if a change in control occurs and the officer is not terminated, the agreements (other than the agreement with Mr. Krawl, which was executed in 2013) permit a NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. In this event, the NEO would receive a lesser severance payout. This provision was historically included because the first year after a change in control is a critical transition period, and the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor for at least that transition period.

We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled Potential Payments Upon Termination or Change in Control.

Other Compensation Practices

Clawback Policy

In January 2014, our board of directors adopted a compensation clawback policy. Under the clawback policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, gross negligence, or a violation of one of our policies that caused or otherwise contributed to the need for a material restatement of our financial results, the compensation committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the compensation committee’s view, the performance-based compensation would have been materially lower if it had been based on the restated results, the compensation committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances. The compensation committee has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or a company policy. The clawback policy applies to performance-based compensation awards made after the adoption of the policy.

Prohibitions on Hedging Transactions and Pledges of Our Securities

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, an executive officer may not enter into transactions that allow the officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and certain key employees are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations.

Stock Ownership and Stock Retention Guidelines

We have had minimum stock ownership guidelines for our officers since 2007. Company stock ownership enhances our officers’ commitment to our future and further aligns our officers' interests with those of our shareholders. In 2015, the guidelines were revised to require ownership of IDACORP common stock valued at a multiple of each officer's annual base salary, as follows:

• president and chief executive officer – 5x annual base salary (increased from 3x);
• executive and senior vice presidents – 3x annual base salary (increased from 2x); and
• vice presidents – 1x annual base salary.

Our executives are allowed five years from the later of April 1, 2015 and the effective date of appointment to his or her position to meet these requirements.

40 IDACORP, Inc. 2017 PROXY STATEMENT

Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. In circumstances where the stock ownership guidelines would result in a severe financial hardship, the officer may request an extension of time from the corporate governance and nominating committee to meet the guidelines.

We also have minimum stock retention guidelines for our officers to further align our officers' interests with shareholder interests. The guidelines state that until the officer has achieved the minimum stock ownership requirements described above, the officer must retain at least 50 percent of the net shares he or she receives from the vesting of restricted and performance-based share awards and stock option exercises. For restricted and performance-based shares, "net shares" means the number of shares acquired upon vesting, less the number of shares withheld or sold to pay withholding taxes.

Compensation Risk and Discretion to Adjust Awards

We believe that our mix of compensation elements and the design features of our plans described in this Compensation Discussion and Analysis help to ensure that our executive officers focus on the long-term best interests of our company and its shareholders, with appropriate incentives to avoid taking excessive risks in pursuit of unsustainable short-term results. The compensation committee and our board of directors retain the discretion to adjust awards under the short- and long-term incentive plans, when deemed appropriate, including in any circumstance where the compensation committee or our board of directors believes there has been misconduct by one or more executive officers. Further, the compensation clawback policy described above provides that we may seek to recoup incentive compensation in specified circumstances, to discourage unlawful or grossly negligent conduct.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.  Based on its review and these discussions, the compensation committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

THE COMPENSATION COMMITTEE

Christine King, Chair
Judith A. Johansen
Ronald W. Jibson

41 IDACORP, Inc. 2017 PROXY STATEMENT

Our Compensation Policies and Practices as they Relate to Risk Management

We annually review our compensation policies and practices for all employees to determine whether any risks arising from these policies and practices may be reasonably likely to have a material adverse effect on our company. This discussion involves a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K under the Securities Act of 1933, as amended, and other items. Most recently, at its November 2016 meeting the compensation committee members discussed, together with management and its compensation consultant, the factors in Item 402(s) and considered the following additional factors relating to compensation practice risks:

•
the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power, which is a regulated electric utility, and management believes its regulated operations do not lend themselves to or incentivize significant risk-taking by employees;

•
our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;

•
we use a compensation structure based on both financial and operational goals, use time-vesting shares as a portion of the long-term incentive awards, and cap the maximum incentive payouts and provide a base salary to prevent undue emphasis on incentive compensation;

•	we do not pay our executives a short-term incentive award if no short-term incentive payment is made to our employees;
•	we benchmark compensation annually to be consistent with industry practice;
•	we impose stock retention obligations, we have a compensation clawback policy, and the board of directors and compensation committee retain discretion to adjust awards as they deem necessary;
•	incentive compensation is based on objective performance metrics that are consistent with our long-term goals, and those metrics are both financial and operational;
•
we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use internal and external auditing processes on a regular basis to ensure compliance with these controls and standards; and

•
the compensation committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.

The compensation committee also believes that the company has an extensive risk management policy and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business. As part of its review, the compensation committee considered whether a balance between prudent business risk and resulting reward is maintained. Following its review, the compensation committee determined that our compensation practices do not increase the company’s risk exposure.

42 IDACORP, Inc. 2017 PROXY STATEMENT

Compensation Tables

The following tables set forth information about the compensation paid to or accrued by our NEOs for services in all capacities to IDACORP and its subsidiaries. The amounts set forth as compensation in the tables are calculated and presented pursuant to applicable SEC and accounting rules and may not represent amounts actually realized by the NEOs for the periods presented.

2016 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)	Total Without Change in Pension Value ($)[4]
Darrel T. Anderson President and CEO	2016	747,116	--	1,497,132	--	1,292,585	2,046,106	11,187	5,594,126	3,548,020
	2015	671,154	--	1,033,567	--	760,606	1,141,116	11,206	3,617,649	2,476,533
	2014	572,116	--	719,231	--	813,548	1,928,857	10,977	4,044,729	2,115,872
Steven R. Keen SVP, CFO, and Treasurer	2016	378,654	--	417,232	--	327,555	733,724	10,652	1,867,817	1,134,093
	2015	343,846	--	330,170	--	243,546	410,139	10,654	1,338,355	928,216
	2014	313,654	--	262,693	--	278,760	876,104	10,451	1,741,662	865,558
Lisa A. Grow SVP and COO (Idaho Power)	2016	358,462	--	395,238	--	310,087	471,242	11,954	1,546,983	1,075,741
	2015	319,231	--	214,414	--	203,500	210,336	11,998	959,479	749,143
	2014	299,231	--	194,620	--	239,347	827,602	11,732	1,572,532	744,930
Rex Blackburn Former SVP and General Counsel	2016	359,616	--	323,383	--	311,085	881,260	10,600	1,885,944	1,004,684
	2015	349,423	--	268,008	--	222,747	679,781	10,600	1,530,559	850,778
	2014	334,423	--	217,310	--	267,497	981,245	10,400	1,810,875	829,630
Lonnie G. Krawl SVP of Administrative Services and Chief HR Officer	2016	274,039	--	247,087	--	237,057	443,790	10,600	1,212,573	768,783

Daniel B. Minor[5] Former EVP	2016	250,017	--	550,984	--	255,283	608,342	10,964	1,675,590	1,067,248
	2015	458,846	--	528,279	--	390,001	594,699	11,299	1,983,124	1,388,425
	2014	429,231	--	438,279	--	439,089	1,444,804	11,066	2,762,469	1,317,665

[1]
Amounts in this column represent the aggregate grant date fair value of the time-vesting restricted stock and the performance-based shares (at target) granted in each of the years shown calculated in accordance with FASB ASC Topic 718. The full grant date fair value for the market-related TSR component of the performance-based shares for the entire three-year performance cycle is included in the amounts shown for 2016 (the year of grant) and was determined using a Monte Carlo simulation model. The column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the restricted stock and performance-based share awards is contained in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, on file with the SEC.

The table below shows the grant date fair values of the CEPS component of the performance-based share awards granted in 2016, assuming that the highest levels of performance conditions are achieved for the awards. The grant date fair value for the market-related TSR component is not subject to probable or maximum outcome assumptions.

Name	Grant Date Fair Value of CEPS Component
Darrel T. Anderson	$997,810
Steven R. Keen	$278,029
Lisa A. Grow	$263,418
Rex Blackburn	$215,576
Lonnie G. Krawl	$164,583
Daniel B. Minor	$367,124

[2]	Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans.

43 IDACORP, Inc. 2017 PROXY STATEMENT

Assumptions included a discount rate of 4.25 percent for 2014, 4.60 percent for 2015, and 4.45 percent for 2016; use of the RP-2014 Total Health Annuitant Mortality, Male & Female, with male rates loaded 6 percent and female rates loaded 12 percent plus MP-2016 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75 percent and retirement at age 62. There were no above-market earnings on deferred compensation.
[3]
For 2016, represents our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, and a charitable match contribution for each of Mr. Anderson, Mr. Keen, Ms. Grow, and Mr. Minor.

[4]
Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the amount reported in the  Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h).

[5]
The amount shown for Mr. Minor in the Non-Equity Incentive Plan Compensation column for 2016 (column g) represents the actual amount earned, which was prorated based on his retirement date of June 30, 2016. A portion of the amounts shown in the Stock Awards column (column e) was forfeited as of his date of retirement based on the number of months he worked during the restricted period under each plan, as described later in this proxy statement.

Grants of Plan-Based Awards in 2016

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Darrel T. Anderson
Short-Term Incentive[1]	02/19/2016	375,000	750,000	1,500,000
Restricted Stock – Time[2]	02/19/2016							6,966	500,019
Restricted Stock – Perf.[3]	02/19/2016				6,269	13,932	27,864		997,113
Steven R. Keen
Short-Term Incentive[1]	02/19/2016	95,000	190,000	380,000
Restricted Stock – Time[2]	02/19/2016							1,942	139,397
Restricted Stock – Perf.[3]	02/19/2016				1,747	3,882	7,764		277,835
Lisa A. Grow
Short-Term Incentive[1]	02/19/2016	90,000	180,000	360,000
Restricted Stock – Time[2]	02/19/2016							1,839	132,003
Restricted Stock – Perf.[3]	02/19/2016				1,655	3,678	7,356		263,234
Rex Blackburn
Short-Term Incentive[1]	02/19/2016	90,000	180,000	360,000
Restricted Stock – Time[2]	02/19/2016							1,504	107,957
Restricted Stock – Perf.[3]	02/19/2016				1,355	3,010	6,020		215,426
Lonnie G. Krawl
Short-Term Incentive[1]	02/19/2016	68,750	137,500	275,000
Restricted Stock – Time[2]	02/19/2016							1,151	82,619
Restricted Stock – Perf.[3]	02/19/2016				1,034	2,298	4,596		164,468
Daniel B. Minor
Short-Term Incentive[1]	02/19/2016	138,000	276,000	552,000
Restricted Stock – Time[2]	02/19/2016							2,565	184,116
Restricted Stock – Perf.[3]	02/19/2016				2,307	5,126	10,252		366,868

[1]
Represents short-term incentive cash compensation for 2016 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts during 2016 are shown in the “Non-Equity Incentive Plan Compensation” column (column g) of the 2016 Summary Compensation Table.

[2]	Represents time-vesting restricted stock awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.
[3]	Represents performance-based shares for the 2016-2018 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

2016 Short-Term Incentive Awards

The short-term cash incentive award opportunities are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in more detail in the Compensation Discussion and Analysis.

44 IDACORP, Inc. 2017 PROXY STATEMENT

2016 Long-Term Incentive Awards

In February 2016, the compensation committee approved long-term incentive awards with the following two components:

•  Time-vesting shares: Each NEO received an award of time-vesting restricted shares equal to a percentage of his or her base salary in 2016. These shares vest in January 2019 if the NEO remains continuously employed with the company during the entire restricted period. Dividend equivalents are paid on the shares during the restricted period and are not subject to forfeiture.

•  Performance-based shares: Each NEO received an award of performance-based shares at the target level equal to a percentage of his or her base salary in 2016. The shares will vest at the end of the three-year performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividend equivalents will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance-based shares are paid out in accordance with the payout percentages set forth in the Compensation Discussion and Analysis.

We discuss in further detail the long-term incentive award opportunities and results in the Compensation Discussion and Analysis.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation for 2016:

Name	Salary	Bonus	Total Compensation	Salary and Bonus as a % of Total Compensation
Darrel T. Anderson	$747,116	--	$5,594,126	13.4%
Steven R. Keen	$378,654	--	$1,867,817	20.3%
Lisa A. Grow	$358,462	--	$1,546,983	23.2%
Rex Blackburn	$359,616	--	$1,885,944	19.1%
Lonnie G. Krawl	$274,039	--	$1,212,573	22.6%
Daniel B. Minor	$250,017	--	$1,675,590	14.9%

45 IDACORP, Inc. 2017 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End 2016

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
Darrel T. Anderson
Restricted Stock - Time-Vesting					17,278	1,391,743
Restricted Stock - Performance							25,312	2,038,882
Steven R. Keen
Restricted Stock - Time-Vesting					5,449	438,917
Restricted Stock - Performance							8,468	682,097
Lisa A. Grow
Restricted Stock - Time-Vesting					4,273	344,190
Restricted Stock - Performance							6,486	522,447
Rex Blackburn
Restricted Stock - Time-Vesting					4,379	352,728
Restricted Stock - Performance							6,888	554,828
Lonnie G. Krawl
Restricted Stock - Time-Vesting					2,560	206,208
Restricted Stock - Performance							3,612	290,947
Daniel B. Minor
Restricted Stock - Time-Vesting					--	--
Restricted Stock - Performance							8,766	706,101

1 The number of shares underlying the awards of time-vesting restricted stock and the applicable vesting dates are as follows:

		Shares of
NEO	Award	Restricted Stock	Vesting Date
Darrel T. Anderson	2014	4,648	1/2/2017
	2015	5,664	1/2/2018
	2016	6,966	1/2/2019
Steven R. Keen	2014	1,697	1/2/2017
	2015	1,810	1/2/2018
	2016	1,942	1/2/2019
Lisa A. Grow	2014	1,259	1/2/2017
	2015	1,175	1/2/2018
	2016	1,839	1/2/2019
Rex Blackburn	2014	1,405	1/2/2017
	2015	1,470	1/2/2018
	2016	1,504	1/2/2019
Lonnie G. Krawl	2014	623	1/2/2017
	2015	786	1/2/2018
	2016	1,151	1/2/2019
Daniel B. Minor	2014	0	N/A
	2015	0	N/A
	2016	0	N/A

Mr. Blackburn forfeited 33.3 percent of his 2015 time-vesting award, and 66.7 percent of his 2016 time-vesting award, due to his voluntary retirement as of December 31, 2016.

2 Shares that have not vested are valued at $80.55 per share, the closing price of IDACORP common stock on December 30, 2016.

46 IDACORP, Inc. 2017 PROXY STATEMENT

3  The number of shares underlying the performance-based grants and the applicable performance periods are as follows:

NEO	Award	Shares of Restricted Stock	End of Performance Period
Darrel T. Anderson	2014	13,944	12/31/2016
	2015	5,098	12/31/2017
	2016	6,270	12/31/2018
Steven R. Keen	2014	5,094	12/31/2016
	2015	1,628	12/31/2017
	2016	1,746	12/31/2018
Lisa A. Grow	2014	3,772	12/31/2016
	2015	1,058	12/31/2017
	2016	1,656	12/31/2018
Rex Blackburn	2014	4,212	12/31/2016
	2015	1,322	12/31/2017
	2016	1,354	12/31/2018
Lonnie G. Krawl	2014	1,870	12/31/2016
	2015	708	12/31/2017
	2016	1,034	12/31/2018
Daniel B. Minor	2014	7,080	12/31/2016
	2015	1,302	12/31/2017
	2016	384	12/31/2018

Shares for the 2014 performance-based award are shown at the maximum level based on results for the 2014-2016 performance period. Shares for the 2015 performance-based award are shown at the threshold level based on results for the first two years of the 2015-2017 performance period. Shares for the 2016 performance-based award are shown at the threshold level based on results for the first year of the 2016-2018 performance period. The award agreements for the performance-based shares state that the shares will not vest until after the compensation committee and the board of directors determine if and at what level the performance goals have been met. This generally occurs in February following the end of the performance period. Mr. Blackburn forfeited 33.3 percent of his 2015 performance-based award, and 66.7 percent of his 2016 performance-based award, due to his voluntary retirement as of December 31, 2016. Mr. Minor forfeited 17.0 percent of his 2014 performance-based award, 50.0 percent of his 2015 performance-based award, and 83.0 percent of his 2016 performance-based award due to his voluntary retirement as of June 30, 2016.

Option Exercises and Stock Vested During 2016

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)[1]
Darrel T. Anderson	--	--	15,687	1,111,191
Steven R. Keen	--	--	5,591	396,041
Lisa A. Grow	--	--	5,591	396,041
Rex Blackburn	--	--	6,390	452,634
Lonnie G. Krawl	--	--	1,029	72,890
Daniel B. Minor	--	--	15,929	1,172,847

1 Based on the closing price of IDACORP common stock on the vesting date.

47 IDACORP, Inc. 2017 PROXY STATEMENT

Pension Benefits for 2016

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)[3]	Payments During Last Fiscal Year ($) (e)
Darrel T. Anderson	Retirement Plan	20	945,764	-
	Security Plan I1	9	233,994	-
	Security Plan II2	12	8,565,336	-
Steven R. Keen	Retirement Plan	34	1,445,677	-
	Security Plan I1	9	-	-
	Security Plan II2	12	2,657,525	-
Lisa A. Grow	Retirement Plan	29	1,053,762	-
	Security Plan I1	3	-	-
	Security Plan II2	12	2,002,580	-
Rex Blackburn	Retirement Plan	9	392,266	-
	Security Plan I1	0	-	-
	Security Plan II2	9	3,792,957	-
Lonnie G. Krawl	Retirement Plan	11	383,105	-
	Security Plan I1	0	-	-
	Security Plan II2	11	1,432,256	-
Daniel B. Minor	Retirement Plan	31	1,390,260	42,447
	Security Plan I1	6	-	-
	Security Plan II2	12	5,270,843	-

[1]	Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code.
[2]	Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.
[3]
Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2016, calculated using the SEC-mandated assumptions and a discount rate of 4.45 percent for 2016, the RP-2014 Total Health Annuitant Mortality, Male & Female, with male rates loaded 6 percent and female rates loaded 12 percent plus MP-2016 Generational Projection Scale to an ultimate improvement rate of 0.75 percent, and retirement at age 62.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for employees of Idaho Power, Idaho Power’s subsidiaries, and some of its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial valuation.

Eligibility Standards and Vesting

Employees who are 18 years of age or older are eligible to participate once they complete 12 months of employment. Participation begins the first day of the month after meeting this requirement, with credit for purposes of vesting and term of service for the initial 12 months of employment. Employees become vested and eligible for benefits under the plan after completing 60 months of employment.

48 IDACORP, Inc. 2017 PROXY STATEMENT

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:

•  they have reached the age of 55 and have 10 years of credited service; or
•  they have 30 years of credited service.

Employees electing to retire before reaching age 62 receive a reduced benefit calculated as follows:

Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension	Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%	54	62%
60	92%	53	57%
59	87%	52	52%
58	82%	51	47%
57	77%	50	42%
56	72%	49	38%
55	67%	48	34%

Benefits Formula

For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5 percent of their final average earnings multiplied by their years of credited service. Final average earnings is based on the employee’s average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2 percent of their final average earnings multiplied by their years of credited service. Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50 percent, 75 percent, or 100 percent of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50 percent of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We do not have a policy on granting extra years of credited service under the plan and have not granted any extra years of credited service under the plan.

Idaho Power Company Security Plans for Senior Management Employees

Description

The Idaho Power Company Security Plans for Senior Management Employees are nonqualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two
49 IDACORP, Inc. 2017 PROXY STATEMENT

plans, which we refer to as Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A. Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

•  if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and
•  Security Plan I contains a 10 percent “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10 percent reduction in their benefits and cessation of further benefit accruals.

The purpose of the plans is to provide supplemental retirement benefits for certain key employees. We intend the plans to aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The terms of the plans have evolved over time based on our view of common practices with respect to such plans.

Eligibility Standards and Vesting

Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power officers and certain key employees. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the CEO and a committee of individuals that is approved by the compensation committee. Participation in the plan by Section 16 officers is approved in advance by the compensation committee. Employees who were participants as of December 31, 2009 are 100 percent vested. New plan participants after December 31, 2009, become 100 percent vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:

•  reached the age of 55; or
•  completed 30 years of credited service under the Idaho Power Company Retirement Plan

Benefits Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

Benefits Formula

Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6 percent for each of the first 10 years of participation plus an additional 1 percent for each year in excess of 10 years, with a maximum target retirement percentage of 75 percent. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5 percent for each of the first 10 years of participation plus an additional 1 percent for each year in excess of 10 years, with a maximum target retirement percentage of 65 percent. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence will apply to all participants in Security Plan II who are Idaho Power officers or certain specified key employees, regardless of when they commenced participation in the plan. However, if a participant has achieved a maximum target

50 IDACORP, Inc. 2017 PROXY STATEMENT

retirement percentage greater than 65 percent prior to January 1, 2018, that participant’s target retirement percentage will not be reduced to 65 percent, though the target retirement percentage will be fixed at that date. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short- term incentive compensation was paid, during the 60 consecutive months in the final 10 years of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

Form of Payment

Under the plans, once benefits commence, payments are generally made in the form of a single life annuity for the lifetime of the participant. A participant may also elect to receive actuarial equivalent payments in the form of a joint and survivor annuity benefit. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 75 percent of the participant’s benefit, in each case subject to an actuarial adjustment to the benefit amount. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death.

Under Security Plan I, if a participant dies before retirement, the beneficiary (which must be the participant’s spouse if the participant is married on the date of death; otherwise, the beneficiary may be a non-spouse) is entitled to receive an amount equal to 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming death occurred at the later of age 62 or the date of death. Under Security Plan II, if the participant dies before retirement, the beneficiary (which may be a spouse or non-spouse) is entitled to receive an amount equal to the greater of (a) 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming retirement occurred at the later of age 62 or the date of death, or (b) if death occurs after eligibility for early retirement, a joint and survivor annuity benefit calculated under the early retirement benefit provisions of the plan.

51 IDACORP, Inc. 2017 PROXY STATEMENT

Under the plans, if the participant dies after retirement but before commencement of benefits, the beneficiary is entitled to receive a payout equal to 66 2/3 percent of the retirement benefit payable to the participant. Security Plan I provides that if the participant is married on the date of death, the benefit will be paid to the spouse of the participant as an annuity for the life of the spouse. If the participant is not married on the date of death, Security Plan I provides that the benefit will be paid in the form of a lump sum. Under Security Plan II, the participant may elect the payment to be in the form of an annuity or lump sum to a spouse or other beneficiary.

Under the plans, if the beneficiary is a surviving spouse and the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors to reflect the number of years over 10 that the spouse is younger than the participant. If the beneficiary is a person other than a surviving spouse, the survivor benefit payment amount will be calculated assuming the beneficiary is the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible for Early Retirement

The table below shows the eligibility of our NEOs for early retirement, as of December 31, 2016, under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II.

Eligibility for Early Retirement at December 31, 2016
Name	Retirement Plan	Security Plan I	Security Plan II
Darrel T. Anderson	X	X	X
Steven R. Keen	X	No present value[1]	X
Lisa A. Grow		No present value[1]
Rex Blackburn	N/A	N/A	N/A
Lonnie G. Krawl
Daniel B. Minor	N/A	N/A	N/A

1  See the Pension Benefits for 2016 table.

Nonqualified Deferred Compensation for 2016

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Darrel T. Anderson	—	—	604	—	12,946
Steven R. Keen	—	—	—	—	—
Rex Blackburn	—	—	—	—	—
Lisa A. Grow	—	—	—	—	—
Lonnie G. Krawl	—	—	—	—	—
Daniel B. Minor	—	—	—	—	—

The Idaho Power Company Executive Deferred Compensation Plan is a nonqualified deferred compensation plan for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. To comply with the requirements of Section 409A of the Internal Revenue Code, and to take advantage of grandfathering rules under that section, the plan distinguishes between amounts that are subject to Section 409A and amounts that are not.

52 IDACORP, Inc. 2017 PROXY STATEMENT

Eligibility Standards

The compensation committee designates from time to time which key employees of Idaho Power and its affiliates are eligible to participate in the plan. In selecting eligible employees, the compensation committee considers the position and responsibilities of such individuals, the value of their services, and other factors the compensation committee deems pertinent. The compensation committee may rescind its designation of an eligible employee and discontinue an employee’s future participation in the plan at any time.

Deferred Compensation

Prior to 2009, the plan permitted a participant to defer up to 100 percent of base salary and up to 100 percent of any short-term incentive compensation. Effective January 1, 2009, the plan permits a participant to defer up to 50 percent of base salary and up to 50 percent of any short-term incentive compensation.

Accounts

Participants’ interests in the plan are reflected in bookkeeping accounts representing unfunded and unsecured obligations of the company. The amount deferred by a participant is credited to the participant’s bookkeeping account, and the participant selects how the amounts in the account are deemed invested. The company contributes the deferred amounts to a trust and the trust assets are used to satisfy plan obligations. The assets of the trust are subject to the claims of general creditors if the company were to become insolvent or file for bankruptcy.

Investment Options

The investment options available to participants are the same as those investments permitted under the Idaho Power Company Employee Savings Plan, which is our 401(k) plan. Participants are able to change fund investments on a daily basis.

Distribution

The portion of a participant’s account that is not subject to Section 409A of the Internal Revenue Code is distributed on the earliest of the following events: (a) the participant’s death; (b) the participant’s termination of employment; (c) the participant’s disability; or (d) termination of the plan. Participants may request earlier distribution in the case of an unforeseeable emergency. Participants may also elect to receive this portion of their accounts at any time, subject to a 10 percent reduction. The portion of a participant’s account that is subject to Section 409A is distributed on the earliest of the following events: (a) the participant’s death; (b) the participant’s termination of employment; or (c) the participant’s disability. If required to comply with Section 409A, distribution of this portion of a participant’s account may be delayed for six months following the participant’s termination of employment. In limited circumstances, this portion of a participant’s account may be distributed upon plan terminations.

Distributions may be made either in one lump sum or in five annual installments, as selected by the participant. With respect to the portion of the participant’s account that is not subject to Section 409A, this selection must be made at least one year prior to the occurrence of the event triggering payment. With respect to the portion of the participant’s account that is subject to Section 409A, this selection generally must be made before the year in which the services that give rise to the base salary or short-term incentive compensation being deferred are provided.

Potential Payments Upon Termination or Change in Control

The tables below show the payments and benefits Messrs. Anderson, Keen and Krawl and Ms. Grow would receive in connection with a variety of hypothetical employment termination scenarios and upon a change in control. For purposes of the calculations for those tables, we assumed the change in control or terminations occurred on December 30, 2016, and used the closing price of our common stock on that date, which was $80.55. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power. For Messrs. Blackburn and Minor, who retired during 2016, we have included a narrative description only of the amounts each received in connection with their voluntary retirement.

53 IDACORP, Inc. 2017 PROXY STATEMENT

The tables below:

•	exclude base salary and short-term incentive awards, to the extent earned due to employment through December 31, 2016.
•
exclude compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2016 table.

•
exclude the amounts reported in the Nonqualified Deferred Compensation for 2016 table. See the Nonqualified Deferred Compensation for 2016 table and the accompanying narrative for a description of accumulated benefits under our nonqualified deferred compensation plans.

•
include only the incremental increase in the present value of the Security Plan I and Security Plan II benefit, as applicable, that would be payable upon the occurrence of the events listed (other than upon death or disability) over the amount shown as the present value of the accumulated benefit for Security Plan I and Security Plan II in the Pension Benefits for 2016 table.

Time-Vesting and Performance-Based Shares and Units

The IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the related award agreements provide that, except for retirement with the approval of the compensation committee, death, disability, or change in control, all unvested shares or units, whether time-vesting or performance-based shares or units, are forfeited upon termination. In the event of retirement with the approval of the compensation committee, death, or disability, the NEO receives a prorated number of shares based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock or units, the prorated shares vest at termination. In the case of performance-based shares or units, the performance goals must be met at some level before the shares vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance-based shares or units that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock or units are deemed to have expired and the payout opportunity on the performance-based shares or units is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance-based shares or units would also be paid. Dividend equivalents accrued through December 31, 2016 are included in the amounts shown in the tables.

As the compensation committee has discretion to determine whether a voluntary termination constitutes “retirement” for purposes of the vesting of time-based and performance-based restricted stock and unit awards (for NEOs over the age of 55), we have assumed for purposes of the tables that voluntary termination would constitute a retirement with approval of the compensation committee for vesting purposes if the NEO was over the age of 55 as of December 31, 2016.

Summary of Change in Control Agreements

We have entered into change in control agreements with all our NEOs. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the NEO’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the NEO for constructive discharge.

In such event, the NEO would receive:

•  a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;
•  vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based shares, and performance units, with performance-based awards vesting at target levels;
•  outplacement services for 12 months, not to exceed $12,000; and
•  continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

54 IDACORP, Inc. 2017 PROXY STATEMENT

We define a “change in control” as:

•  the acquisition of 20 percent or more of our outstanding voting securities;
•  the commencement of a tender or exchange offer for 20 percent or more of our outstanding voting securities;
•  shareholder approval, or consummation if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets of IDACORP or Idaho Power unless our shareholders will hold more than 50 percent of the voting securities of the surviving entity, no person will own 20 percent or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;
•  shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power; or
•  a change in a majority of the board of directors within a 24-month period without the approval of two- thirds of the members of the board.

Except with respect to Mr. Krawl’s agreement, the agreements also permit an NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the NEO would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the NEO’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the NEO is provided an opportunity to be heard.

A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the NEO gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

•  IDACORP or any successor company fails to comply with any provision of the agreement;
•  the NEO is required to be based at an office or location more than 50 miles from the location where the NEO was based on the day prior to the change in control;
•  a reduction that is more than de minimis in
–  base salary or maximum short-term incentive award opportunity;
–  long-term incentive award opportunity;
–  the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers; or
–  long-term disability and life insurance coverage;
•  our failure to require a successor company to assume and agree to perform under the agreement; or
•  a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the NEO and in effect immediately prior to the change in control.

The agreements include a parachute tax provision. Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20 percent excise tax payable by the NEO on any “excess parachute payments.” Generally stated, these sections apply if the change in control related payments and benefits equal or exceed 300 percent of the NEO’s prior five-year average Form W-2 income. In the event the 300 percent threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100 percent of the NEO’s prior five-year average Form W-2 income. Messrs. Anderson’s, Blackburn’s and Minor’s agreements provide for either (1) a gross-up payment if the 20 percent excise tax cannot be avoided by reducing the parachute payments and benefits by 15 percent or less, or (2) a reduction in parachute payments and benefits if the 20 percent excise tax can be avoided by reducing the parachute payments and benefits by 15 percent or less. Mr. Keen’s, Ms. Grow’s, and Mr. Krawl’s agreements provide for them to receive the greater net benefit of (i) full severance benefits with Mr. Keen, Ms. Grow, or Mr. Krawl paying any Section 280G excise tax, with no gross-up for the excise taxes, or (ii) severance benefits capped at the Section 280G excise tax limit, in which case for Mr. Keen or Ms. Grow the company may, in its discretion, provide a gross-up payment in the event that the Internal Revenue Service nonetheless requires the payment of an excise tax.

The compensation committee adopted a new change in control agreement policy in November 2009, and the compensation committee approved a new form of change in control agreement in March 2010, which is the form entered into by Mr. Krawl. The new change in control agreement does not include the 13th-month trigger provision, or any other single-trigger or modified single-

55 IDACORP, Inc. 2017 PROXY STATEMENT

trigger provisions, or any tax gross-up provisions. The compensation committee did not apply the new policy to existing change in control agreements, since those agreements were previously executed and agreed to with our NEOs.
56 IDACORP, Inc. 2017 PROXY STATEMENT

Darrel T. Anderson

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)	Not for Cause, Non-Retirement Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)	13th-Month Trigger ($) (h)
Compensation:
Base Salary						1,875,000[1]	1,250,000[2]
Short-Term Incentive Plan						1,875,000[1]	1,250,000[2]
Long-Term Incentive Plan – Time-Vesting	865,590[3,4]	--[5]	--[5]	865,590[3]	1,391,743[6]	1,391,743[6]	1,391,743[6]
Long-Term Incentive Plan – Performance Vesting	1,824,594[4,7]	--[5]	--[5]	1,824,594[7]	2,911,321[6]	2,911,321[6]	2,911,321[6]
Benefits and Perquisites:
Security Plan I	--[8]	--[8]	--[8]	216,325[9]		--[10]	--[10]
Security Plan II	402,891[8]	402,891[8]	402,891[8]	8,688,060[9]		402,891[11]	402,891[11]
Welfare Benefits						31,772[12]	23,707[13]
Outplacement Services						12,000[14]
280G Tax Gross-up						3,019,201[15]	--[16]
Total:	3,093,075	402,891	402,891	11,594,569	4,303,064	11,518,928	7,229,662

[1]	Mr. Anderson’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
[2]	The 13th-month trigger provision in Mr. Anderson’s change in control agreement provides for the payment of two-thirds of his severance payment.
[3]
Mr. Anderson would receive full vesting of his 2014 time-vesting restricted stock award and prorated vesting of his 2015 (66.7 percent) and 2016 (33.3 percent) time-vesting restricted stock. The dollar amount is determined by multiplying the number of shares by $80.55.

[4]
As of the assumed voluntary termination date of December 31, 2016, Mr. Anderson was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Anderson’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock and performance-based share awards.

[5]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Anderson’s time-vesting restricted stock and performance-based share awards.

[6]
Mr. Anderson would receive full vesting of his time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $80.55 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Anderson would receive full vesting of his 2014 award assuming the performance goals are met at the target level and prorated vesting of his 2015 (66.7 percent) and 2016 (33.3 percent) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $80.55 and includes the cash payment of dividend equivalents.

[8]
The values shown represent the incremental increase in the Security Plan I and Security Plan II benefit based on Mr. Anderson’s actual age and termination as of December 31, 2016, relative to the amount shown for Security Plan I and Security Plan II in the Pension Benefits for 2016 table. We used a discount rate of 4.45 percent and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6 percent and female rates loaded 12 percent plus MP-2016 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75 percent. Payments would begin in July 2017 under Security Plan II.

[9]	In the event of death, the values shown represent the present value of the Security Plan I and Security Plan II death benefits.
[10]
Mr. Anderson’s benefits under Security Plan I and Security Plan II would not be enhanced due to a termination within a change in control period. However, Mr. Anderson would be entitled to benefits under these plans upon a termination as of December 31, 2016. Mr. Anderson would not receive a payout greater than the amounts shown for Security Plan I in the Pension Benefits for 2016 table, and thus the table reflects no enhanced value upon the applicable events.

[11]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown (which reflect only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2016 table) were determined as described in footnote 8.

[12]	Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
[13]
The 13th-month trigger provision in Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[14]	Mr. Anderson’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
[15]	The not for cause or constructive discharge termination would result in a parachute payment that would cause excise tax, and thus a 280G tax gross-up would be provided.
[16]	The 13th-month trigger did not result in a parachute payment that would cause excise tax, and thus no 280G tax gross-up would be provided.

57 IDACORP, Inc. 2017 PROXY STATEMENT

Steven R. Keen

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)	Not for Cause, Non-Retirement Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)	13th-Month Trigger ($) (h)
Compensation:
Base Salary						831,441[1]	633,333[2]
Short-Term Incentive Plan						475,000[1]	316,667[2]
Long-Term Incentive Plan – Time-Vesting	286,033[3,4]	--[5]	--[5]	286,033[3]	438,917[6]	438,917[6]	438,917[6]
Long-Term Incentive Plan – Performance Vesting	603,967[4,7]	--[5]	--[5]	603,967[7]	919,780[6]	919,780[6]	919,780[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	116,202[8]	116,202[8]	116,202[8]	2,995,566[9]		116,202[10]	116,202[10]
Welfare Benefits						34,291[11]	25,566[12]
Outplacement Services						12,000[13]
280G Tax Gross-up						--[14]	--[14]
Total:	1,006,202	116,202	116,202	3,885,566	1,358,697	2,827,631	2,450,465

[1]
Mr. Keen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount. Base salary was reduced by $118,559 to avoid excise tax.

[2]
The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the payment of two-thirds of his severance payment. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.

[3]
Mr. Keen would receive full vesting of his 2014 time-vesting restricted stock award and prorated vesting of his 2015 (66.7 percent) and 2016 (33.3 percent) time-vesting restricted stock. The dollar amount is determined by multiplying the number of shares by $80.55.

[4]
As of the assumed voluntary termination date of December 31, 2016, Mr. Keen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Keen’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock and performance-based share awards.

[5]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Keen’s time-vesting restricted stock and performance-based share awards.

[6]
Mr. Keen would receive full vesting of his time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $80.55 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Keen would receive full vesting of his 2014 award assuming the performance goals are met at the target level and prorated vesting of his 2015 (66.7 percent) and 2016 (33.3 percent) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $80.55 and includes the cash payment of dividend equivalents.

[8]
The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Keen’s actual age and termination as of December 31, 2016, relative to the amount shown for Security Plan II in the Pension Benefits for 2016 table. We used a discount rate of 4.45 percent and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6 percent and female rates loaded 12 percent plus MP-2016 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75 percent. Payments would begin in July 2017 under Security Plan II.

[9]	In the event of death, the value shown represents the present value of the Security Plan II death benefits.
[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2016 table and were determined as described in footnote 8.

[11]	Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
[12]
The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Mr. Keen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
[14]
The company may make a 280G tax gross-up payment to Mr. Keen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) he would not receive in the aggregate greater payments and benefits on an after tax basis if the excess parachute payments were not reduced. Under the terms of Mr. Keen’s change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Mr. Keen for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Mr. Keen were to receive a claim from the Internal Revenue Service.

58 IDACORP, Inc. 2017 PROXY STATEMENT

Lisa A. Grow

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)	Not for Cause, Non-Retirement Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)	13th-Month Trigger ($) (h)
Compensation:
Base Salary						900,000[1]	--[2]
Short-Term Incentive Plan						450,000[1]	295,910[2]
Long-Term Incentive Plan – Time-Vesting	--[3]	--[4]	--[4]	213,860[5]	344,190[6]	344,190[6]	344,190[6]
Long-Term Incentive Plan – Performance Vesting	--[3]	--[4]	--[4]	450,777[7]	719,589[6]	719,589[6]	719,589[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	--[8]	--[8]	--[8]	2,582,911[9]		33,163[10]	33,163[10]
Welfare Benefits						30,785[11]	22,958[12]
Outplacement Services						12,000[13]
280G Tax Gross-up						--[14]	--[15]
Total:	--	--	--	3,247,548	1,063,779	2,489,727	1,415,810

[1]	Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount.
[2]
The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax. For purposes of this table, base salary was reduced to $0 to avoid excise tax and bonus was reduced by $4,090.

[3]
As of the assumed voluntary termination date of December 31, 2016, Ms. Grow was not over the age of 55. Thus, we have assumed Ms. Grow’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of her time-vesting restricted stock and performance-based share awards.

[4]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Ms. Grow’s time-vesting restricted stock and performance-based share awards.

[5]
Ms. Grow would receive full vesting of her 2014 time-vesting restricted stock award and prorated vesting of her 2015 (66.7 percent) and 2016 (33.3 percent) time-vesting restricted stock. The dollar amount is determined by multiplying the prorated number of shares by $80.55.

[6]
Ms. Grow would receive full vesting of her time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $80.55 and include the cash payment of dividend equivalents, as applicable.

[7]
Ms. Grow would receive full vesting of her 2014 award assuming the performance goals are met at the target level and prorated vesting of her 2015 (66.7 percent) and 2016 (33.3 percent) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $80.55 and includes the cash payment of dividend equivalents.

[8]
Ms. Grow would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2016 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 4.45 percent and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6 percent and female rates loaded 12 percent plus MP-2016 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75 percent, and assumed Ms. Grow was 55 as of December 31, 2016.

[9]	In the event of death, the value shown represents the present value of the Security Plan II death benefits.
[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2016 table and were determined as described in footnote 8. Payments would not commence until Ms. Grow reaches age 55.

[11]	Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
[12]
The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
[14]
See footnote 15. Ms. Grow’s compensation would not be reduced to avoid an excise tax because she would receive greater payments and benefits on an after tax basis even if she paid the excise tax, so no 280G tax gross-up would be provided.

[15]
The company may make a 280G tax gross-up payment to Ms. Grow if (a) she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) she would not receive in the aggregate greater payments and benefits on an after tax basis if the excess parachute payments were not reduced. Such amount is not determinable unless and until Ms. Grow were to receive a claim from the Internal Revenue Service. Ms. Grow’s compensation was reduced to avoid an excise tax in this instance, and thus we have assumed under the terms of her change in control agreement that Ms. Grow would not be provided a 280G tax gross-up.

59 IDACORP, Inc. 2017 PROXY STATEMENT

Rex Blackburn

Mr. Rex Blackburn retired as senior vice president and general counsel of our company effective December 31, 2016. In connection with his voluntary retirement and pursuant to the terms of the awards, he received the following:

•
Accelerated vesting, on a pro rata basis (66.7 percent) of his outstanding 2015 time-vesting restricted stock award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 980 shares.

•
Accelerated vesting, on a pro rata basis (33.3 percent) of his outstanding 2016 time-vesting restricted stock award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 501 shares.

Based on the closing price of IDACORP common stock on December 30, 2016 of $80.55, the 1,481 shares of time-vesting restricted stock vesting on an accelerated basis as of Mr. Blackburn’s retirement date had an aggregate market value of $119,295.

Performance-based shares under the IDACORP 2000 Long-Term Incentive and Compensation Plan did not automatically vest in connection with Mr. Blackburn's retirement. Pursuant to the terms of the awards, he is entitled to receive pro rata (66.7 percent) vesting of his 2015 award (and payment of related dividend equivalents), based on the level of achievement of the performance goals for the 2015-2017 performance period, and pro rata (33.3 percent) vesting of his 2016 award (and payment of related dividend equivalents), based on the level of achievement of the performance goals for the 2016-2018 performance period. The shares for the 2015 and 2016 award will not vest until the compensation committee and the board of directors determine that goals have been met. The number of shares underlying the 2015 and 2016 awards, on a pro rated basis, assuming performance at the target level, is as follows:

Award	Number of Shares at Target Performance Level	End of Performance Period
2015	1,956	12/31/2017
2016	1,002	12/31/2018

Mr. Blackburn’s retirement benefits under the Idaho Power Company Retirement Plan and Security Plan II commenced following his retirement, as described under Pension Benefits for 2016.

60 IDACORP, Inc. 2017 PROXY STATEMENT

Lonnie G. Krawl

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)	Not for Cause, Non-Retirement Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary						687,500[1]
Short-Term Incentive Plan						343,750[1]
Long-Term Incentive Plan – Time-Vesting	__[2]	--[3]	--[3]	123,322[4]	206,208[5]	206,208[5]
Long-Term Incentive Plan – Performance Vesting	--[2]	--[3]	--[3]	259,530[6]	430,508[5]	430,508[5]
Benefits and Perquisites:
Security Plan II	--[7]	--[7]	--[7]	1,815,874[8]		864,023[9]
Welfare Benefits						41,134[10]
Outplacement Services						12,000[11]
Total:	--	--	--	2,198,726	636,716	2,585,123

[1]	Mr. Krawl’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
[2]
As of the assumed voluntary termination date of December 31, 2016, Mr. Krawl was not over the age of 55. Thus, we have assumed Mr. Krawl’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock and performance-based share awards.

[3]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Krawl’s time-vesting restricted stock and performance-based share awards.

[4]
Mr. Krawl would receive full vesting of his 2014 time-vesting restricted stock award and prorated vesting of his 2015 (66.7 percent) and 2016 (33.3 percent) time-vesting restricted stock. The dollar amount is determined by multiplying the prorated number of shares by $80.55.

[5]
Mr. Krawl would receive full vesting of his time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $80.55 and include the cash payment of dividend equivalents, as applicable.

[6]
Mr. Krawl would receive full vesting of his 2014 award assuming the performance goals are met at the target level and prorated vesting of his 2015 (66.7 percent) and 2016 (33.3 percent) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $80.55 and includes the cash payment of dividend equivalents.

[7]
Mr. Krawl would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2016 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 4.45 percent and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6 percent and female rates loaded 12 percent plus MP-2016 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75 percent, and assumed Mr. Krawl was 55 as of December 31, 2016.

[8]	In the event of death, the value shown represents the present value of the Security Plan II death benefits.
[9]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2016 table and were determined as described in footnote 7. Payments would not commence until Mr. Krawl reaches age 55.

[10]	Mr. Krawl’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
[11]	Mr. Krawl’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

61 IDACORP, Inc. 2017 PROXY STATEMENT

Daniel B. Minor

Mr. Daniel Minor retired as executive vice president and COO of our company effective June 30, 2016. In connection with his voluntary retirement and pursuant to the terms of the awards, he received the following:

•
Accelerated vesting, on a pro rata basis (83.3 percent) of his outstanding 2014 time-vesting restricted stock award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 2,360 shares.

•
Accelerated vesting, on a pro rata basis (50.0 percent) of his outstanding 2015 time-vesting restricted stock award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 1,447 shares.

•
Accelerated vesting, on a pro rata basis (16.6 percent) of his outstanding 2016 time-vesting restricted stock award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 427 shares.

Based on the closing price of IDACORP common stock on June 30, 2016 of $81.35, the 4,234 shares of time-vesting restricted stock vesting as of that date had an aggregate market value of $344,436.

Performance-based shares under the IDACORP 2000 Long-Term Incentive and Compensation Plan did not automatically vest in connection with Mr. Minor's retirement. Instead, pursuant to the terms of the award, he received pro rata (83.3 percent) vesting based on the level of achievement of the performance goals under his 2014 award following completion of the 2014-2016 performance period, equal to 7,080 shares, together with the payment of dividend equivalents of $44,675. Also, pursuant to the terms of the awards, he is entitled to receive pro rata (50.0 percent) vesting of his 2015 award (and payment of related dividend equivalents), based on the level of achievement of the performance goals for the 2015-2017 performance period, and pro rata (16.7 percent) of his 2016 award (and payment of related dividend equivalents), based on the level of achievement of the performance goals for the 2016-2018 performance period. The shares for the 2015 and 2016 award will not vest until the compensation committee and the board of directors determine that goals have been met. The number of shares underlying the 2015 and 2016 awards, on a pro rated basis, assuming performance at target level, is as follows:

Award	Number of Shares at Target Performance Level	End of Performance Period
2015	2,894	12/31/2017
2016	854	12/31/2018

Mr. Minor also received a pro rata cash incentive payment for 2016 pursuant to the terms of the short-term incentive plan equal to $255,283 and payment in cash of accrued but unused vacation benefits in the amount of $4,093. His retirement benefits under the Idaho Power Company Retirement Plan and Security Plan II commenced following his retirement, as described under Pension Benefits for 2016.

62 IDACORP, Inc. 2017 PROXY STATEMENT

PROPOSAL NO. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the board of directors is submitting a separate resolution to approve on an advisory basis the compensation of our named executive officers. This is an opportunity for our shareholders, through what is commonly referred to as a “say-on-pay” vote, to endorse or not endorse our executive compensation program. At each of our annual meetings of shareholders from 2011 to 2016, we provided our shareholders with the same opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for each meeting. At each of those meetings, over 92 percent of the votes cast by our shareholders have been in favor. We have considered the results of those votes as evidence of support for our compensation program and decisions, and those voting results were a component of our basis for maintaining a similar approach to executive compensation for 2016.

As described in more detail in the Compensation Discussion and Analysis, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers, and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our three-part business strategy of responsible planning, responsible development and protection of resources, and responsible energy use to ensure adequate energy supplies. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals and predetermined objectives.

We urge our shareholders to read the Compensation Discussion and Analysis in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2016 Summary Compensation Table and other related compensation tables and narrative included in Part 4 – “Executive Compensation” in this proxy statement, which provide detailed information on the compensation of our named executive officers. We believe that the policies and procedures articulated in that discussion are effective in helping to achieve our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our company’s success.

Accordingly, we are requesting that our shareholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of IDACORP, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the Company’s 2017 Annual Meeting of Shareholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The shareholder vote will not be binding on the company or our board of directors, and it will not be construed as overruling any decision by the company or the board of directors or creating or implying any change to, or additional, fiduciary duties for our company or our board of directors. Although nonbinding, the board of directors and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our board of directors, at its May 19, 2011 meeting, determined that we will hold an annual advisory vote on executive compensation, and has adopted a policy consistent with this determination. Unless the board of directors modifies this policy, including as a result of votes cast in connection with Proposal No. 3 in this proxy statement, the next say-on-pay vote will be held at our 2018 annual meeting of shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation.
63 IDACORP, Inc. 2017 PROXY STATEMENT

PROPOSAL NO. 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote, on an advisory basis, for their preference on the frequency of future advisory votes on the compensation of our named executive officers of the nature reflected in Proposal No. 2 above. Shareholders may indicate whether they prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Shareholders also may abstain from casting a vote on this proposal.

The board of directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy at this time, and recommends that shareholders vote for future advisory votes on executive compensation to continue to occur every year. While our executive compensation programs and pay-for-performance model are designed to promote a long-term focus, the board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures, and prevents a longer lag time between shareholder input and executive compensation decisions. We believe that an annual advisory vote on executive compensation is consistent with our practice of continuing to seek input and engage in dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies, and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is nonbinding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the board’s recommendation; shareholders may choose among the four choices presented. The option of one year, two years, or three years that receives the affirmative vote of the greatest number of the votes cast in person or by proxy at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. Although nonbinding, the board and the compensation committee will carefully review and consider the voting results.

The board of directors unanimously recommends a vote for “ONE YEAR” for conducting future advisory votes on executive compensation.
64 IDACORP, Inc. 2017 PROXY STATEMENT

PART 5 – AUDIT COMMITTEE MATTERS

PROPOSAL NO. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

The audit committee will consider your vote as a factor in selecting our independent registered public accounting firm for 2018. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the company and our shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote“FOR”ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Independent Accountant Billings

The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the years ended December 31, 2016 and 2015 are as follows:

Fees Billed	2016	2015
Audit Fees	$1,468,708	$1,457,663
Audit-Related Fees[1]	25,000	1,600
Tax Fees[2]	24,117	73,385
All Other Fees[3]	2,000	2,000
Total Fees	$1,519,825	$1,534,648

1  For 2016 and 2015, includes agreed upon procedures at a subsidiary.
2  Includes fees for planning, consulting, compliance, and preparation of tax forms for IDACORP and its subsidiaries, including Idaho Power Company employee benefit plans.
3  Accounting research tool subscription.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

In accordance with the audit committee’s charter, the audit committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged by the company. The audit committee reviews the independent auditors’ engagement plan, including the audit plan, scope, and procedures. We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established a pre-approval standard for both audit and non-audit services.

In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services.

Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it requires specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chairman of the audit

65 IDACORP, Inc. 2017 PROXY STATEMENT

committee pre-approval authority for services. The chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chairman, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chairman, as the case may be, must consider, among other things, the pre-approval policy; applicable laws, rules, and regulations; and whether the nature of the engagement and the related fees are consistent with the following principles:

•  the independent registered public accounting firm cannot function in the role of management; and
•  the independent registered public accounting firm cannot audit its own work.

The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit-related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

For 2015 and 2016, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management.  The audit committee has discussed with the independent auditors the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, Rule 2-07 of Regulation S-X, Communications with Audit Committees, and such other matters as are required to be discussed with the audit committee under the standards of the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

THE AUDIT COMMITTEE

Richard J. Dahl, Chair
Thomas E. Carlile
Richard J. Navarro

66 IDACORP, Inc. 2017 PROXY STATEMENT

PART 6 – OTHER MATTERS

Other Business

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shared-Address Shareholders

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability, as applicable, for the 2017 annual meeting or in the future, he or she may contact investor relations in writing at 1221 West Idaho Street, Boise, Idaho 83702-5627, or by telephone at (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting that bank, broker, or other nominee.

We will deliver promptly, upon written or oral request, a separate copy of the Annual Report, proxy statement, or Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address or telephone number set forth above.

2018 Annual Meeting of Shareholders

As of the date of this proxy statement, we expect our 2018 annual meeting of shareholders to be held on May 17, 2018.

Shareholders of the company may submit proposals on matters appropriate for shareholder action at meetings of the company’s shareholders in accordance with Rule 14a-8 of the SEC. To be submitted for inclusion in next year’s proxy statement, shareholder proposals must satisfy all applicable requirements of Rule 14a-8. For our 2018 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before the close of business on December 4, 2017.

Our Amended and Restated Bylaws require that any shareholder proposal that is not submitted for inclusion in our proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2018 annual meeting of shareholders, must be received at our principal executive offices not earlier than 150 days and not later than 120 days prior to the first anniversary of the date on which we held the 2017 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no earlier than December 19, 2017 and no later than the close of business on January 18, 2018. The proposal must be accompanied by certain information, representations, and documentation specified in our Amended and Restated Bylaws, which you may obtain by writing to our corporate secretary. Shareholder proposals should be personally delivered or delivered by registered or certified mail, postage prepaid, to: Corporate Secretary, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627.

If a shareholder fails to meet the applicable deadlines or fails to satisfy other applicable requirements of the SEC, we may exercise discretionary voting authority over proxies we receive to vote on any such proposal as we determine appropriate.

Annual Report and Financial Statements

Our Annual Report on Form 10-K for the year ended December 31, 2016, was provided or made available to shareholders together with this proxy statement. We will also make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, which was required to be filed with the SEC. You may obtain a copy without charge upon written or oral request to Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the SEC, www.sec.gov.

67 IDACORP, Inc. 2017 PROXY STATEMENT

APPENDIX A

Compensation Survey Data Companies

Companies Included in the IOU Survey Data Group

AES Corporation
AGL Resources
Allete
Alliant Energy
Ameren
American Electric Power
Atmos Energy
Avista Corp
Black Hills
CenterPoint Energy
CH Energy Group
Chesapeake Utilities
CMS Energy
Consolidated Edison
Dominion Resources
DTE Energy
Duke Energy
Edison International
El Paso Electric
Entergy
Eversource Energy

Exelon
FirstEnergy
Iberdrola USA
Indianapolis Power & Light Company
Integrys Energy Group
ITC Holdings Corp
Laclede Group
LG&E and KU Energy Services
MDU Resources
New Jersey Resources
NextEra Energy
NiSource
NorthWestern Energy
NW Natural
OGE Energy
ONE Gas, Inc.
Otter Tail
Pacific Gas & Electric
Pepco Holdings
Pinnacle West Capital
PNM Resources

Portland General Electric
PPL Corporation
Public Service Enterprise Group
Questar
SCANA
Sempra Energy
Southern Company Services
Southwest Gas
TECO Energy
UGI
UIL Holdings
Unitil
UNS Energy
Vectren
Westar Energy
Wisconsin Energy
Xcel Energy

Companies Included in the General Industry Survey Data Group

3M	Burlington Northern Santa Fe	Discovery Communications
A.O. Smith	Bush Brothers & Company	Donaldson
Aaron’s	C.R. Bard	Dot Foods
AbbVie	Cablevision Systems	Dow Corning
Accenture	Cabot	Dr. Pepper Snapple Group
ACH Food	Calgon Carbon	DST Systems
Acuity Brands	Capsugel	DuPont
Adecco	Cargill	E.W. Scripps
Advanced Drainage Systems	Carmeuse North America Group	Eastman Chemical
Agilent Technologies	Carnival	Eastman Kodak
Agrium	Carpenter Technology	eBay
Air Products and Chemicals	Catalent Pharma Solutions	Ecolab
Alexander & Baldwin	Caterpillar	Edwards Lifesciences
Alexion Pharmaceuticals	CDK Global	Eli Lilly
Allegion	CDW	EMD Millipore
Altria Group	Celestica	Emerson Electric
American Crystal Sugar	CenturyLink	Encana Services Company, Limited
American Sugar Refining	Cepheid	Endo
Americas Styrenics	CF Industries	Equifax
AmerisourceBergen	CH2M HILL	Equity Office Properties
AMETEK	Charter Communications	ESCO
Amgen	Chemtura	Essilor of America
AMSTED Industries	Children’s Place	Estée Lauder
Amway	CHS	Esterline Technologies
Andersons	Clearwater Paper Corporation	Exel
Ansell	Cliffs Natural Resources	Experian Americas
Arby’s Restaurant Group	Cloud Peak Energy	Express Scripts
Arcadis	CNH Industrial	Faurecia US Holdings
Arctic Cat	Coca-Cola	Federal-Mogul
Armstrong World Industries	Coca-Cola Enterprises	Ferrovial
Arrow Electronics	Colgate-Palmolive	Fiserv
Arup USA	Columbia Sportswear	FMC Technologies
Asbury Automotive Group	Comcast	FOCUS Brands
Ashland	Commercial Metals	Ford
AstraZeneca	CommScope	Fortune Brands Home & Security
AT&T	Communications Systems	Freeport McMoRan
Atos	Compass	G&K Services
Autoliv	ConAgra Foods	GAF Materials
Automatic Data Processing	Continental Automotive Systems	GE Aviation
Avery Dennison	Convergys	GE Healthcare
Avintiv	Cooper Standard Automotive	General Atomics
Avis Budget Group	Corning	General Dynamics
Avnet	Covance	General Electric
Avon Products	Cox Enterprises	General Mills
Axiall Corporation	Crown Castle	General Motors
BAE Systems	CSC	Gilead Sciences
Ball	CSX	GlaxoSmithKline
Barrick Gold of North America	Cubic	Goodman Manufacturing
Baxter	Curtiss-Wright	Google
Bayer Business & Technology Services	Cytec Industries	Graco
Bayer CropScience	Danaher	Granite Construction
Beam Suntory	Darden Restaurants	Greene, Tweed and Co.
Bechtel Nuclear, Security & Environmental	Day & Zimmermann	GTECH
Best Buy	Dean Foods	H.B. Fuller
Big Lots	Dell	Hallmark Cards
Biogen, Inc.	Delta Air Lines	Halyard Health
Blount International	Deluxe	Hanesbrands
BMC Software	Dematic Corporation	Harman International Industries
Bob Evans Farms	DENSO International	Harris
Booz Allen Hamilton	Dentsply	Harsco
BorgWarner	DHL	Hasbro
Boston Scientific	DHL Express	HBO
Brady	DHL GBS	HD Supply
Brembo	DHL Global Forwarding	Heidrick & Struggles
Brickman Group	DHL Mail	Henry Schein
Bristol-Myers Squibb	DHL Supply Chain	Herman Miller
Broadridge Financial Solutions	Diageo North America	Hershey
Bunge	DIRECTV Group	Hertz

Hexcel	Marriott International	Revlon
Hitachi Data Systems	Martin Marietta Materials	Ricoh Americas
HNI	Mary Kay	Rio Tinto
HNTB	Masco	Robert Bosch
Hoffman-La Roche	Mattel	Robertshaw Controls
Home Depot	Matthews International	Rockwell Automation
Hormel Foods	McKesson	Rockwell Collins
Hospira	McLane Company	Rolls-Royce North America
Host Hotels & Resorts	MeadWestvaco	Rowan Companies
Houghton Mifflin Harcourt Publishing	Medicines Company	Royal Caribbean Cruises
Hunt Consolidated	Medtronic	Ryder System
Husky Injection Molding Systems	Merck & Co.Meritor	S.C. Johnson & Son
IBM	MGM Resorts International	Samsung
ICF International	Micron Technology	Sanofi
IDEX Corporation	MillerCoors	SAS Institute
IDEXX Laboratories	Molson Coors Brewing	Sasol USA
IMS Health	Mosaic	Schlumberger
Ingersoll Rand	MTS Systems	Scholastic
Intel	Navigant Consulting	Schreiber Foods
Intelsat	Navistar International	Schwan Food Company
Intercontinental Hotels Group	NBTY	Scotts Miracle-Gro
International Flavors & Fragrances	NCR	Scripps Networks Interactive
International Game Technology	Nestle USA	Sealed Air
International Paper	Newmont Mining	Select Comfort
ION Geophysical	Nike	ServiceMaster Company
Irvine	Nissan North America	Sherwin-Williams
ITT Corporation	Nokia	Sigma-Aldrich
J.C. Penney Company	Norfolk Southern	Smiths Group
J.M. Smucker	Nortek	Snap-on
Jabil Circuit	Northrop Grumman	SNC-Lavalin
Jack in the Box	Novartis	Sodexo
Jacobs Engineering	Nu Skin Enterprises	Solenis
JetBlue Airways	Nuance Communications	Sonoco Products
Johns Manville	Oakley	Sony
Johnson & Johnson	Occidental Petroleum	Sony Electronics
Johnson Controls	Omnicare	Southwest Airlines
K. Hovnanian Companies	Oshkosh	Spirit AeroSystems
Kate Spade & Company	Osram Sylvania	Spirit Airlines
KB Home	Outerwall	Sprint
KBR	Owens Corning	SPX
Kellogg	Panasonic of North America	SSAB
Kelly Services	PAREXEL	St. Jude Medical
Kennametal	Parker Hannifin	Stanley Black & Decker
Keurig Green Mountain	Parmalat	Starbucks Coffee
Keysight Technologies	Parsons Corporation	Starwood Hotels & Resorts
Keystone Foods	PayPal	Steelcase
Kimberly-Clark	PepsiCo	Stryker
Kinross Gold	Performance Food Group	SunCoke Energy
Koch Industries	Pfizer	SunGard Data Systems
Kohler	PHI	SuperValu Stores
Kroger	Philips Electronics	SW M International (Schweizer-Mauduit)
L-3 Communications	Pitney Bowes	Syngenta
Lafarge North America	Plexus	Sysco Corporation
Land O’Lakes	Polaris Industries	Target
Leggett and Platt	PolyOne	Taubman Centers
Lehigh Hanson	Potash	TE Connectivity, Limited
Leidos	Praxair	Tele Tech
Lend Lease	Pro-Build Holdings	Tempur Sealy
Leprino Foods	PulteGroup	Teradata
Level 3 Communications	Quad/Graphics	Terex
LexisNexis	Quest Diagnostics	Textron
Lexmark	Quintiles	Thermo Fisher Scientific
Lincoln Electric	R.R. Donnelley	Thomson Reuters
LinkedIn	Rackspace	Tiffany & Co.
Lockheed Martin	Ralph Lauren	Time Warner
Lonza	Rayonier	Time Warner Cable
L'Oréal	Rayonier Advanced Materials	Timken
Lubrizol	Recreational Equipment	TimkenSteel
Lutron Electronics	Regal-Beloit	T-Mobile USA
LyondellBasell	Regency Centers	Toro
Magellan Midstream Partners	Reiter Affiliated Companies	Toshiba Medical Research Institute

Total System Service (TSYS)	Unisys	Verizon
Tribune Media	United Launch Alliance	Verso
Tribune Publishing	United Rentals	Vertex Pharmaceuticals
Tronox	United States Steel	Vesuvius
TRW Automotive	United Technologies	VF Corporation
Tupperware Brands	Univar	Viacom
Tyson Foods	UPS	Visteon
UBM	Valero Energy	Vulcan Materials
Underwriters Laboratories	Vectrus	VWR International
Unilever United States	Ventura Foods	W.W. Grainger
Union Pacific Corporation	Verint Systems

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Annual Meeting of Shareholders of IDACORP, Inc.

Time:	May 18, 2017 / 10:00 a.m. Local Time
Place:	Idaho Power Company Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho 83702

Please make your marks like this: [X]   Use dark black pencil or pen only.

The Board of Directors recommends a vote "FOR" each of the director nominees in Proposal 1 and "FOR" Proposals 2 and 4, and for "ONE YEAR" for proposal 3, all of which are proposals of IDACORP, Inc.

	FOR	WITHHOLD
1. Elect eleven directors nominated by the board of directors for one-year terms

(01) Darrel T. Anderson
(02) Thomas Carlile
(03) Richard J. Dahl
(04) Annette G. Elg
(05) Ronald W. Jibson
(06) Judith A. Johansen
(07) Dennis L. Johnson
(08) J. LaMont Keen
(09) Christine King
(10) Richard J. Navarro
(11) Robert A. Tinstman
	[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]	[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

	FOR	AGAINST	ABSTAIN

2. Advisory resolution to approve executive compensation	[ ]	[ ]	[ ]
	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. Advisory vote on the frequency of future advisory votes on executive compensation	[ ]	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
4. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017	[ ]	[ ]	[ ]

NOTE: Such other business as may properly come before the meeting and any adjournment or postponements thereof.

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Annual Meeting of Shareholders of IDACORP, Inc.

Time:	May 18, 2017 / 10:00 a.m. Local Time
Place:	Idaho Power Company Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho 83702

All votes by Internet or Telephone must be received by 5:00 pm, Eastern Daylight Saving Time, May 17, 2017.

 INTERNET    Go To:  www.proxypush.com/ida

1. Go to the URL shown above.
2. Have your Voting Instruction Form ready and follow the instructions posted on the website.

 TELEPHONE  Call 1-866-702-2221

1. Use any touch-tone telephone.
2. Have your Voting Instruction Form ready and follow the simple recorded instructions.

 MAIL

1. Mark, sign and date your Voting Instruction Form.
2. Detach and return your Voting Instruction Form in the postage-paid envelope provided.

Shares AccountNumber	CONTROL NUMBER	Scan code for mobile voting

PROXY TABULATOR FOR P.O. BOX 8016 CARY, NC 27512-9903

Copyright © 2017 Mediant Communications Inc. All Rights Reserved

April 3, 2017

Dear Shareholders of IDACORP, Inc.:

It is our pleasure to invite you to attend the upcoming 2017 Annual Meeting of Shareholders ofIDACORP, Inc., to be held on May 18, 2017, at 10:00 a.m. local time, at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho. Your board of directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and nominees for election as members of the board of directors is set forth in the Notice of Meeting and the Proxy Statement. This year IDACORP, Inc. is asking you to elect eleven directors nominated by the board of directors for one-year terms; to vote on an advisory resolution to approve executive compensation; to vote, on an advisory basis, on the frequency of future advisory votes on executive compensation; and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE THROUGH THE INTERNET OR BY TELEPHONE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

Robert A. Tinstman	Darrel T. Anderson
Chairman of the Board	President and Chief Executive Officer

IDACORP, Inc.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 18, 2017
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Properly executed proxies will be voted as marked and, if not marked, proxies properly executed and received will be voted ’’FOR” proposal (1), to elect eleven directors nominated by the board of directors for one-year terms; ’’FOR” proposal (2), an advisory resolution to approve executive compensation; for "ONE YEAR" for proposal (3), to approve an annual advisory vote on executive compensation; and ’’FOR” proposal (4), to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

The undersigned hereby appoints Steven R. Keen and Patrick A. Harrington, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of IDACORP, Inc. and at any adjournment(s) thereof, on the matters set forth in the Proxy Statement and such other matters as may properly come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies’ discretion on any other matters that may properly come before the meeting and at any adjournment or postponements thereof.

Please date, sign and promptly mail in the self-addressed return envelope, which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

You may also vote through the internet or by telephone by following the instructions on the reverse side.